FS Energy and Power Fund 8-K

Exhibit 10.1

EXECUTION VERSION

SENIOR SECURED
REVOLVING CREDIT AGREEMENT

dated as of

May 18, 2016

among

BRYN MAWR FUNDING LLC,
as Borrower

The LENDERS Party Hereto

and

BARCLAYS BANK PLC,
as Administrative Agent

(i)

(ii)

(iii)

SCHEDULE 1.01(a)	-	Commitments
SCHEDULE 3.10	-	Margin Stock
SCHEDULE 3.11(a)	-	Material Agreements
SCHEDULE 3.11(b)	-	Liens
SCHEDULE 3.12(a)	-	Subsidiaries
SCHEDULE 3.12(b)	-	Investments

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Promissory Note
EXHIBIT C	-	Form of Borrowing Request
EXHIBIT D	-	Form of Information Certificate

(iv)

SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of May 18, 2016 (this “Agreement”), among BRYN MAWR FUNDING LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party hereto, and BARCLAYS BANK PLC, as Administrative Agent.

WHEREAS, the Borrower has requested that the Lenders (as defined herein) extend credit to the Borrower from time to time pursuant to the commitments as set forth herein and the Lenders have agreed to extend such credit upon the terms and conditions hereof; and

WHEREAS, FS Energy and Power Fund, a Delaware statutory trust (“FSEP”), has agreed to guaranty the Obligations of the Obligors on the terms set forth in the FSEP Guaranty.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

Section 1.01.

Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Asset Coverage Ratio” means, the ratio, as of any date of determination, of (x) the Total Portfolio Value as of such date to (y) the aggregate consolidated Funded Indebtedness of the Borrower and its Subsidiaries as of such date.

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing denominated in a LIBO Quoted Currency, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means Barclays, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

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“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Agency Account” has the meaning assigned to such term in Section 5.08(c)(iii).

“Agreed Foreign Currency” means, at any time, any of Canadian Dollars, Euros and Pounds Sterling and, with the prior consent of each Multicurrency Lender, the Administrative Agent and the Issuing Bank, any other Foreign Currency, so long as, in respect of any such Foreign Currency, at such time (a) such Foreign Currency is dealt with in the London interbank deposit market, (b) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%, (c) the LIBO Rate for deposits in Dollars for a period of three (3) months plus 1% and (d) zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or such LIBO Rate, as the case may be.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentage shall be determined based upon the outstanding Dollar Loans then outstanding, giving effect to any assignments pursuant to Section 9.04(b).

“Applicable Margin” means (a) with respect to any ABR Loan, 2.25% per annum; and (b) with respect to any Eurocurrency Loan, 3.25% per annum.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentage shall be determined based upon the outstanding Multicurrency Loans then outstanding, giving effect to any assignments pursuant to Section 9.04(b).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

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“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Obligor’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent as provided in Section 9.04, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolver Termination Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Loans” means debt obligations (including term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Barclays” means Barclays Bank PLC.

“Basel III” means any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified.

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“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date, (b) all Eurocurrency Loans of the same Class denominated in the same Currency that have the same Interest Period and/or (c) a Pro-Rata Borrowing, as applicable.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit C hereto or such other form as is reasonably acceptable to the Administrative Agent.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing denominated in U.S. Dollars, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market and (c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment of Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 7.02.

“CAM Exchange Date” means the first date on which there shall occur (a) an event referred to in paragraph (h) or (i) of Section 7.01 or (b) an acceleration of Loans pursuant to Section 7.01.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange Date.

“Canadian Dollar” means the lawful money of Canada.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, solely with respect to any change in GAAP after the Effective Date with respect to the accounting for leases as either operating leases or capital leases, any lease that is not (or would not be) a capital lease under GAAP as in effect on the Effective Date shall not be treated as a capital lease, and any lease that would be treated as a capital lease under GAAP as in effect on the Effective Date shall continue to be treated as a capital lease, hereunder and under the other Loan Documents, notwithstanding such change in GAAP after the Effective Date, and all determinations of Capital Lease Obligations shall be made consistently therewith (i.e., ignoring any such changes in GAAP after the Effective Date).

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a)

Short-Term U.S. Government Securities;

(b)

investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c)

investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof, Canada or any province thereof, the United Kingdom or, if consented to by the Administrative Agent in its sole discretion, the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency; provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent maintains a perfected security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

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(d)

fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

(e)

investments in money market funds and mutual funds which invest substantially all of their assets in Cash or assets of the types described in clauses (a) through (d) above;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; and (iii) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“CDOR Rate” means the rate per annum equal to the greater of zero and the average of the annual yield rates applicable to Canadian Dollar Bankers’ acceptances at or about 10:00 a.m. (Toronto, Ontario time) on the day that is two Business Days prior to the first day of the Interest Period as reported on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period).

“CFC” means an entity that is a “controlled foreign corporation” of any Obligor within the meaning of Section 957 of the Code, but only to the extent the Obligor or a subsidiary thereof is a “United States Shareholder” (within the meaning of Section 951(b) of the Code) of such entity.

“Change in Control” means an event or series of events by which:

(a)

FSEP shall cease to beneficially own and control, on a fully diluted basis, 100% of the economic and voting interests in the Capital Stock of the Borrower; or

(b)

FS Investment Advisor, LLC, a Delaware limited liability company, ceases to be (i) an Investment Advisor or (ii) the Investment Advisor for FSEP.

“Change in Law” means (a) the adoption of any law, rule or regulation or treaty after the Effective Date, (b) any change in any law, rule or regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee On Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Dollar Loans or Multicurrency Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender; and when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or a Multicurrency Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement or the FSEP Pledge Agreement, as applicable.

“Collateral Agent” means Barclays in its capacity as Collateral Agent under the Guarantee and Security Agreement and the FSEP Pledge Agreement, and includes any successor Collateral Agent thereunder.

“Commitment Fee Rate” means, with respect to any day during the period commencing on the Effective Date and ending on the earlier of the date the Commitments are terminated and the Revolver Termination Date, a rate per annum equal to 0.375%.

“Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Competitor” means, in reference to FSEP and the Borrower, any Person which competes directly with any Fund (including FSEP) or other investment product sponsored by Franklin Square Holdings, L.P. and shall exclude, for the avoidance of doubt, (a) any bank, insurance company or commercial finance company which is otherwise a permitted assignee under Section 9.04 and (b) any Person approved (which approval may occur in advance and from time to time) by the Borrower (which approval shall not be unreasonably withheld, delayed or conditioned).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Covered Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

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“Cure Amount” has the meaning assigned to such term in Section 7.03.

“Cure Deadline” has the meaning assigned to such term in Section 7.03.

“Cure Right” has the meaning assigned to such term in Section 7.03.

“Currency” means Dollars or any Foreign Currency.

“Currency Valuation Notice” has the meaning assigned to such term in Section 2.09(b).

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Account” means an account subject to a Custodian Agreement.

“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance reasonably acceptable to the Collateral Agent.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulted Obligation” means any Investment in Indebtedness (i) as to which, (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of ten (10) consecutive Business Days with respect to such Indebtedness (after taking into account any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such Indebtedness have accelerated all or a portion of the principal amount thereof as a result of such default; (ii) as to which a default as to the payment of principal and/or interest has occurred and is continuing for a period of the lesser of the applicable grace period or five (5) consecutive calendar days with respect to such Indebtedness on another material debt obligation of the Portfolio Company under such Indebtedness which is senior or pari passu in right of payment to such Indebtedness; (iii) as to which the Portfolio Company under such Indebtedness or others have instituted proceedings to have such Portfolio Company adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Portfolio Company has filed for protection under Chapter 11 of the United States Bankruptcy Code (unless, in the case of clause (ii) or (iii), such debt is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); (iv) as to which foreclosure on collateral for such debt has been commenced and is being pursued by or on behalf of the holders thereof; or (v) as to which the applicable Obligor or Tax Blocker Subsidiary has delivered written notice to the Portfolio Company declaring such Indebtedness in default or as to which the applicable Obligor or Tax Blocker Subsidiary otherwise exercises significant remedies following a default.

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“Defaulting Lender” means any Lender that has, as reasonably determined by the Administrative Agent, (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, unless, in the case of any Loans, such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) other than via an Undisclosed Administration, either (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it (unless in the case of any Lender referred to in this clause (e) the Borrower, the Administrative Agent and the Issuing Bank shall be satisfied in the exercise of their respective reasonable discretion that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof, or solely as a result of an Undisclosed Administration, so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

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“Designated Obligations” means all obligations of the Borrower with respect to (a) principal of and interest on the Loans and LC Exposure (other than LC Exposure that has been cash collateralized or LC Exposure that has been backstopped in a manner reasonably satisfactory to the Issuing Bank and the Administrative Agent) and (b) accrued and unpaid fees under the Loan Commitments.

“DIP Loan” means a Bank Loan, whether revolving or term, that is originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by a Portfolio Company, which is a debtor in possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, which satisfies the following criteria: (a) the DIP Loan is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or (d) of 11 U.S.C. Section 364; (b) the Debtor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of Title 11 of the Bankruptcy Code; (c) the Debtor’s obligations under such loan have not been (i) disallowed, in whole or in part, or (ii) subordinated, in whole or in part, to the claims or interests of any other Person under the provisions of 11 U.S.C. Section 510; (d) the DIP Loan is secured and the Liens granted by the applicable bankruptcy court or federal district court in relation to the Loan have not been subordinated or junior to, or pari passu with, in whole or in part, to the Liens of any other lender under the provisions of 11 U.S.C. Section 364(d) or otherwise; (e) the Debtor is not in default on its obligations under the loan; (f) neither the Debtor nor any party in interest has filed a Chapter 11 plan with the applicable federal bankruptcy or district court that, upon confirmation, would (i) disallow or subordinate the loan, in whole or in part, (ii) subordinate, in whole or in part, any Lien granted in connection with such loan, (iii) fail to provide for the repayment, in full and in cash, of the loan upon the effective date of such plan or (iv) otherwise impair, in any manner, the claim evidenced by the loan; (g) the DIP Loan is documented in a form that is commercially reasonable; and (h) the DIP Loan shall not provide for more than 50% (or a higher percentage with the consent of the Required Lenders) of the proceeds of such loan to be used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction. For the purposes of this definition, an order is a “final order” if the applicable period for filing a motion to reconsider or notice of appeal in respect of a permanent order authorizing the Debtor to obtain credit has lapsed and no such motion or notice has been filed with the applicable bankruptcy court or federal district court or the clerk thereof.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Loans denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Dollar Commitment as of the Effective Date is set forth on Schedule 1.01(a), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Dollar Commitments as of the Effective Date is $0.

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“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two (2) Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent (or other foreign currency broker reasonably acceptable to the Administrative Agent) offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

“Dollar Lender” means the Persons listed on Schedule 1.01(a) as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Dollar Loan” means a Loan denominated in Dollars made by a Dollar Lender.

“Dollars” or “$” refers to lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means May 18, 2016.

“Eligible Liens” means (a) any right of offset, banker’s lien, security interest or other like rights against the Portfolio Investments held by the Custodian pursuant to or in connection with its rights and obligations relating to the Custodian Account; provided that such rights are subordinated, pursuant to the terms of the Custodian Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein and (b) any Lien on a Special Equity Interest meeting the criteria described in the definition thereof.

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“Eligible Portfolio Investment” means any Portfolio Investment held by any Obligor or by any Tax Blocker Subsidiary (including Cash and Cash Equivalents held by any Obligor); provided, that no Portfolio Investment (other than Special Equity Interests and Portfolio Investments held by Tax Blocker Subsidiaries) shall constitute an Eligible Portfolio Investment if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Portfolio Investment or if such Portfolio Investment has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement); provided, further that no Portfolio Investment held by a Tax Blocker Subsidiary shall be an Eligible Portfolio Investment if either such Portfolio Investment or the Equity Interest of such Tax Blocker Subsidiary is subject to any Liens other than Eligible Liens. Without limiting the generality of the foregoing, it is understood and agreed that any Investment that provides in favor of the obligor in respect of such Portfolio Investment an express right of rescission, set-off, counterclaim or any other defenses shall not be considered an Eligible Portfolio Investment.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or FSEP, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower, FSEP or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, FSEP or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower, FSEP or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the occurrence of any nonexempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA which could result in liability to a Lender; (h) the failure to make any required contribution to a Multiemployer Plan or failure to make by its due date any required contribution to any Plan; (i) the receipt by the Borrower, FSEP or any ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower, FSEP or any ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization within the meaning of Title IV of ERISA; or (j) the incurrence with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA that is sponsored or maintained by the Borrower or FSEP of any material liability for post-retirement health or welfare benefits, except as may be required by 4980B of the Code or similar laws.

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“Euro” refers to lawful money of the Participating Member States.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. For clarity, a Loan or Borrowing bearing interest by reference to clause (c) of the definition of the Alternate Base Rate shall not be a Eurocurrency Loan or Eurocurrency Borrowing.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Assets” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any U.S. federal withholding tax that is imposed on amounts payable to or for the account of such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a), (c) Taxes attributable to a Lender’s failure to comply with Section 2.15(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exemptive Order” has the meaning assigned to such term in Section 6.07(v).

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.

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“Financial Officer” means, as to any Person, the chief executive officer, president, co-president, executive vice president, chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Lien Bank Loan” means a Bank Loan or any other note, debt security or other obligation that is entitled to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings; provided, however, that, in the case of accounts receivable and inventory (and the proceeds thereof), such lien and security interest may be second in priority to a Permitted Prior Working Capital Lien. For the avoidance of doubt, in no event shall a First Lien Bank Loan include a Last Out Loan.

“Foreign Currency” means at any time any currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means any Lender or Issuing Bank or any other recipient of payments hereunder from the Borrower that, in each case, is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof) or (c) any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

“FSEP” has the meaning assigned to such term in the Recitals to this Agreement.

“FSEP Asset Coverage Ratio” means, on a consolidated basis for FSEP and its Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to FSEP thereunder).

“FSEP Guaranty” means the Guaranty, dated as of the Effective Date, by FSEP in favor of the Administrative Agent.

“FSEP Pledge Agreement” means the Pledge Agreement, dated as of the Effective Date, among FSEP, the Administrative Agent, and the Collateral Agent.

“Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” of any Person means, without duplication, (a) Indebtedness of such Person for borrowed money and (b) Indebtedness of such Person described in clause (i) of the definition thereof.

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“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means the Guarantee, Pledge and Security Agreement, dated as of the Effective Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, and the Collateral Agent.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement, between the Collateral Agent and an entity that, pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08 or to which the Administrative Agent shall otherwise consent).

“High Yield Securities” means debt Securities, in each case (a) issued by public or private Portfolio Companies, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

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“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) deposits, loans or advances of any kind that are required to be accounted for under GAAP as a liability on the financial statements of an Obligor (other than deposits received in connection with a Portfolio Investment in the ordinary course of the Obligor’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) the net amount such Person would be obligated for under any Swap Agreement if such Swap Agreement was terminated at that time and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or fund the delayed draw or unfunded portion of any existing Portfolio Investment.

“Information Certificate” means a certificate of a Financial Officer of the Borrower or a Managing Director of the Sub-Advisor or Investment Advisor with direct knowledge of the portfolio, substantially in the form of Exhibit D and appropriately completed.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period; provided, that, with respect to any Eurocurrency Loan the Interest Period for which ends prior to October 31, 2016, interest shall accrue with respect to such Eurocurrency Loan in accordance with Section 2.11 but shall not be due and payable prior to October 31, 2016.

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“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter or, with respect to such portion of any Loan or Borrowing that is scheduled to be repaid on the Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period (other than an Interest Period that ends on the Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Interpolated Rate” means, in relation to the LIBO Quoted Currency LIBO Rate, the rate which results from interpolating on a linear basis between:

(a)

the applicable LIBO Quoted Currency LIBO Rate for the longest period (for which that LIBO Quoted Currency LIBO Rate is available) which is less than the Interest Period of that Loan; and

(b)

the applicable LIBO Quoted Currency LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan,

each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures, Structured Finance Obligations or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures, Structured Finance Obligations or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Swap Agreements.

“Investment Advisor” means a registered “Investment Advisor” under the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

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“Investment Policies” means FSEP’s investment objectives, policies, restrictions and limitations as described in its Prospectus and most recent periodic report filed with the SEC prior to the Effective Date, as applied to the Borrower and its Subsidiaries and as may be amended or modified from time to time in accordance with the terms hereof.

“Issuing Bank” means Barclays in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).

“Last Out Loan” shall mean, with respect to any Bank Loan that is a term loan structured in a first out tranche and a last out tranche (with the first out tranche entitled to a lower interest rate but priority with respect to payments), that portion of such Bank Loan that is the last out tranche; provided that:

(a) such last out tranche is entitled (along with the first out tranche) to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings; and

(b) such last out tranche (i) gives the holders of such last out tranche full enforcement rights during the existence of an event of default (subject to customary exceptions, including standstill periods and if the holders of the first out tranche have previously exercised enforcement rights), (ii) shall have the same maturity date as the first out tranche, (iii) is entitled to the same representations, covenants and events of default as the holders of the first out tranche (subject to customary exceptions), and (iv) provides the holders of such last out tranche with customary protections (including consent rights with respect to (1) any increase of the principal balance of the first out tranche, (2) any increase of the margins (other than as a result of the imposition of default interest) applicable to the interest rates with respect to the first out tranche, (3) any reduction of the final maturity of the first out tranche, and (4) amending or waiving any provision in the underlying loan documents that is specific to the holders of such last out tranche).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (including any Letter of Credit for which a draft has been presented but not yet honored by the Issuing Bank) plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total LC Exposure at such time.

“Lenders” means, collectively, the Dollar Lenders and the Multicurrency Lenders.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement.

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“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.04(k).

“LIBO Quoted Currency” means each of the following currencies: Dollars; and English Pounds Sterling; in each case so long as there is a published LIBO rate with respect thereto.

“LIBO Rate” means, for any Interest Period:

(a)

means, for any Interest Period for any Eurocurrency Borrowing denominated in any LIBO Quoted Currency, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Quoted Currency LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in the relevant LIBO Quoted Currency, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in the relevant LIBO Quoted Currency, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Quoted Currency LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Quoted Currency LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the LIBO Quoted Currency LIBO Rate will be deemed to be zero;

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(b)

for any Interest Period for any Eurocurrency Borrowings denominated in Euros, (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or (ii) if the rate referenced in the preceding clause (b)(i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average Banking Federation of the European Union Interest Settlement Rate (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period; or (iii) if the rates referenced in the preceding clauses (b)(i) and (b)(ii) are not available, the rate per annum equal to the rate determined by the Administrative Agent as the rate which results from interpolating on a linear basis between (x) the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) for the longest period (for which such rate is available) which is less than such Interest Period and (y) the offered rate administered by the European Money Markets Institute that appears on Reuters Page EURIBOR01 (or any successor thereto) for deposits in Euros (for delivery on the first day of such Interest Period) for the shortest period (for which such rate is available) which exceeds such Interest Period, in each case determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period;

(c)

for any Eurocurrency Borrowings denominated in Canadian Dollars, the CDOR Rate per annum; and

(d)

for all Non-LIBO Quoted Currencies (other than Canadian Dollars and Euros), the calculation of the applicable reference rate shall be determined in accordance with market practice.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien” and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer).

“Loan Documents” means, collectively, this Agreement, the FSEP Guaranty, any promissory notes delivered pursuant to Section 2.08(f) and the Security Documents.

“Loans” means the revolving loans made by the Lenders to the Borrower pursuant to this Agreement.

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“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of FSEP and the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of FSEP, the Borrower and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or the ability of FSEP and the Obligors to perform their respective obligations thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans and Letters of Credit and Swap Agreements) of any one or more of FSEP, the Borrower and any Subsidiary of the Borrower in an aggregate outstanding principal amount exceeding (i) $5,000,000 with respect to the Borrower and its Subsidiaries and (ii) $25,000,000 with respect to FSEP, and (b) obligations in respect of one or more Swap Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that FSEP, the Borrower and the Subsidiaries of the Borrower would be required to pay if such Swap Agreement(s) were terminated at such time would exceed (i) $5,000,000 with respect to the Borrower and its Subsidiaries and (ii) $25,000,000 with respect to FSEP.

“Maturity Date” means the date that is the one (1) year anniversary of the Revolver Termination Date.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)), in each case (a) issued by public or private Portfolio Companies, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same Portfolio Company and (ii) a debt obligation that is not a First Lien Bank Loan, Second Lien Bank Loan, Last Out Loan or a High Yield Security.

“Monthly Information Certificate” means an Information Certificate required to be delivered pursuant to Section 5.01(d)(ii).

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitments” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Loans, and to acquire participations in Letters of Credit, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Multicurrency Commitment as of the Effective Date is set forth on Schedule 1.01(a), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Commitments as of the Effective Date is $100,000,000.

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“Multicurrency Lender” means the Persons listed on Schedule 1.01(a) as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Multicurrency Loan” means a Loan denominated in Dollars or in an Agreed Foreign Currency made pursuant to the Multicurrency Commitments.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (a) the sum of Cash payments and Cash Equivalents received by the Obligors from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any costs, fees, commissions, premiums and expenses incurred by any Obligor directly incidental to such Asset Sale, including reasonable legal fees and expenses minus (c) all taxes paid or reasonably estimated to be payable by the relevant Obligor as a result of such Asset Sale (after taking into account any available tax credits or deductions), minus (d) amounts estimated in good faith by the Borrower to be necessary for the Borrower to make distributions sufficient in amount to achieve the objectives set forth in clauses (i), (ii) and (iii) of Section 6.05(b) hereof, solely to the extent that the Required Payment Amount in or with respect to any taxable year (or any calendar year, as relevant) is increased as a result of such Asset Sale and minus (e) in the case of an Asset Sale consisting of a Portfolio Investment that is Capital Stock, reserves for indemnification, purchase price adjustments or analogous arrangements reasonably estimated by the Borrower or the relevant Subsidiary in connection with such Asset Sale; provided that, (i) such reserved amount shall not be included in the calculation of Total Portfolio Value and (ii) if the amount of any estimated reserves pursuant to this clause (e) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Asset Sale, the aggregate amount of such excess shall constitute Net Asset Sale Proceeds (as of the date the Borrower determines such excess exists).

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“Net Extraordinary Receipts” means an amount equal to (a) any Cash amount (and Cash proceeds of any non-Cash amount) received by or paid to any Obligor on account of any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business, purchase price adjustments received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance, minus (b) any costs, fees, commissions, premiums and expenses incurred by any Obligor directly incidental to such Cash receipts, including reasonable legal fees and expenses, minus (c) all taxes paid or reasonably estimated to be payable as a result of such Cash receipts (after taking into account any available tax credits or deductions); provided, however, that Net Extraordinary Receipts shall not include (i) proceeds of any issuance of Equity Interests or issuances of Indebtedness by any Obligor, (ii) amounts that any Obligor receives from the Administrative Agent or any Lender in connection with the Loan Documents, (iii) Cash receipts to the extent received from proceeds of any casualty insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds are used within 90 days to repair or replace the assets giving rise to such proceeds, (iv) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings, or (v) indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto.

“Net Return of Capital” means an amount equal to (a) any Cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of the outstanding principal of any Portfolio Investment (whether at stated maturity, by acceleration or otherwise), plus (b) without duplication of amounts received under clause (a), any Cash proceeds (including Cash proceeds of any non-Cash consideration) received by any Obligor at any time from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such Cash proceeds are less than or equal to the outstanding principal balance of such Portfolio Investment, plus (c) any cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of any Portfolio Investment that is an Equity Interest (x) upon the liquidation or dissolution of the Portfolio Company of such Portfolio Investment, (y) as a distribution of capital made on or in respect of such Portfolio Investment (other than, in the case of a Portfolio Investment that is Capital Stock, any distribution on account of actual taxes paid or reasonably estimated to be payable), or (z) pursuant to the recapitalization or reclassification of the capital of the Portfolio Company of such Portfolio Investment or pursuant to the reorganization of such Portfolio Company plus (d) any similar return of capital received by any Obligor in Cash (and Cash proceeds of any non-Cash amount) in respect of any Portfolio Investment, minus (e) (i) any costs, fees, commissions, premiums and expenses incurred by any Obligor directly incidental to such Cash receipts, including reasonable legal fees and expenses and (ii) any amounts necessary to meet tax obligations from associated gain.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-LIBO Quoted Currency” means any Currency other than a LIBO Quoted Currency.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

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“Other Connection Taxes” means, with respect to any recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b) of the Agreement), participation or other transfer hereunder.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Patriot Act” means USA Patriot Act Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation as referred to and defined in ERISA and any successor entity performing similar functions.

“Performing” means with respect to any Eligible Portfolio Investment, (i) such Eligible Portfolio Investment is not a Defaulted Obligation and (ii) other than with respect to DIP Loans, does not represent debt of a Portfolio Company that has issued a Defaulted Obligation.

“Performing DIP Loans” means DIP Loans that are Performing.

“Performing First Lien Bank Loans” means First Lien Bank Loans that (a) are not DIP Loans and (b) are Performing.

“Performing Last Out Loans” means Last Out Loans that (a) are not DIP Loans and (b) are Performing.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans that (a) are not DIP Loans and (b) are Performing.

“Performing Senior Secured Obligations” means Senior Secured Obligations that (a) are not DIP Loans and (b) are Performing.

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“Permitted Dispositions” means (a) the use of Cash or Cash Equivalents in the ordinary course of business in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (b) the transfer of an interest in a Portfolio Investment in accordance with the Investment Policies at any time if, after giving effect to such transfer, (i) no Event of Default then exists (or would be caused thereby) and (ii) the Adjusted Asset Coverage Ratio both before and after giving effect to such transfer shall not be less than 3.50 to 1.00 (or, if less than 3.50 to 1.00, the Adjusted Asset Coverage Ratio will be maintained or improved after giving effect to such transfer), (c) dispositions required pursuant to the terms of any applicable underlying documentation with respect to Portfolio Investments, so long as such terms were not entered in contemplation or furtherance of such disposition, and (d) dispositions among Obligors and from a Tax Blocker Subsidiary to an Obligor.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges (i) not yet due or (ii) that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower and its Subsidiaries; (j) deposits of money securing leases to which Borrower or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (k) Eligible Liens; (l) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code covering assets sold or contributed to any Person in a transaction not prohibited hereunder; (m) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder); and (n) other Liens securing Indebtedness in an amount not to exceed $5,000,000.

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“Permitted Policy Amendment” is an amendment or modification of the application of the Investment Policies to the Borrower that is either (a) approved in writing by the Administrative Agent, (b) required by applicable law or Governmental Authority, or (c) could not reasonably be expected to be materially adverse to the Lenders.

“Permitted Prior Working Capital Lien” means, with respect to a Portfolio Company that is a borrower under a Bank Loan or any other note, debt security or other obligation, a security interest to secure a working capital facility for such Portfolio Company in the accounts receivable and inventory (and the proceeds thereof) of such Portfolio Company and any of its subsidiaries that are guarantors of such working capital facility; provided that (i) such Bank Loan or any other note, debt security or other obligation has a second priority lien on such accounts receivable and inventory (and the proceeds thereof), (ii) such working capital facility is not secured by any other assets (other than a second priority lien, subject to the first priority lien of the Bank Loan or any other note, debt security or other obligation) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 15% of the aggregate enterprise value of the Portfolio Company (as determined pursuant to the enterprise value as determined at closing of the transaction, and thereafter in accordance with the valuation methodology for determining the enterprise value of the applicable Portfolio Company as established by the board of trustees of FSEP).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, FSEP or any ERISA Affiliate thereof is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio (including, for the avoidance of doubt, royalty and net profit interests).

“Portfolio Value Certificate” means an Information Certificate required to be delivered under Section 5.01(d)(i).

“Pounds Sterling” means the lawful currency of England.

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“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Pro-Rata Borrowing” has the meaning set forth in Section 2.03(a).

“Pro-Rata Dollar Portion” means, in connection with any Pro-Rata Borrowing, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Dollar Commitments of all Dollar Lenders at such time divided by (iii) the aggregate Commitments of all Lenders at such time.

“Pro-Rata Multicurrency Portion” means, in connection with any Pro-Rata Borrowing in Dollars, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Multicurrency Commitments of all Multicurrency Lenders at such time divided by (iii) the aggregate Commitments of all Lenders at such time.

“Prospectus” means FSEP’s Prospectus, dated as of March 21, 2016.

“Quarterly Dates” means the last Business Day of January, April, July and October in each year, commencing on October 31, 2016.

“Register” has the meaning set forth in Section 9.04(c).

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, subject to Section 2.17(b), Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The “Required Lenders” of a Class (which shall include the term “Required Multicurrency Lenders”) means Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of such Class.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower (other than any equity awards granted to employees, officers, directors, trustees and consultants of the Borrower and its Affiliates); provided, for clarity, neither the conversion of convertible debt into capital stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with capital stock (other than interest or expenses, which may be payable in cash) shall be a Restricted Payment hereunder.

“Revolver Termination Date” means the date that is the four (4) year anniversary of the Effective Date, unless extended with the consent of each Lender in its sole and absolute discretion.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time made or incurred under the Dollar Commitments.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time made or incurred under the Multicurrency Commitments, and its LC Exposure.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

“Sanction” means any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan and a Last Out Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof.

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“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Documents” means, collectively, the Guarantee and Security Agreement, the FSEP Pledge Agreement, the Custodian Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by FSEP or any of the Obligors pursuant to the Guarantee and Security Agreement, the FSEP Pledge Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement or the FSEP Pledge Agreement, as applicable.

“Senior Secured Obligation” means a Bank Loan or Security that (a) is not subordinate in right of payment to any other obligation of the obligor of such Bank Loan or Security; and (b) is secured by a perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such Bank Loan or Security.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower or FSEP thereunder).

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity for a Person and its Subsidiaries at such date.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within one (1) year of the applicable date of determination.

“Solvent” means, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Effective Date, and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer or issuer’s affiliates of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Structured Finance Obligations” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets, including credit-linked notes, credit default swaps, hedging arrangements, collateralized debt obligations and mortgaged-backed securities.

“Sub-Advisor” means GSO Capital Partners LP, a Delaware limited partnership, or an Affiliate thereof.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor or any Tax Blocker Subsidiary in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

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“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that, subject to Section 5.08(a), no CFC, Transparent Subsidiary or Tax Blocker Subsidiary shall be required to be a Subsidiary Guarantor as long as it remains a CFC, Transparent Subsidiary or Tax Blocker Subsidiary, as applicable, each as defined and described herein.

“Swap Agreement” means any “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, or any successor provision, including any credit default swap, total return swap, interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Swap Agreement Obligations” has the meaning specified in the Guarantee and Security Agreement as in effect on the Effective Date.

“Tax Blocker Subsidiary” means any direct or indirect wholly-owned Subsidiary of the Borrower from time to time designated in writing by the Borrower to the Administrative Agent as a “Tax Blocker Subsidiary” (it being understood that the Borrower may at any time, by written notice to the Administrative Agent at its sole discretion, re-designate any Tax Blocker Subsidiary as a Subsidiary Guarantor); provided that at no time shall such Tax Blocker Subsidiary hold any assets other than Portfolio Investments consisting of Equity Interests.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder by the Borrower or any other Obligor shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted obligations) and all Letters of Credit shall have (v) expired, (w) terminated, (x) been cash collateralized or (y) otherwise backstopped in a manner reasonably acceptable to the Issuing Bank and the Administrative Agent and all LC Disbursements then outstanding have been reimbursed.

“Total Portfolio Value” means, as of any date of determination, an aggregate amount equal to the aggregate Value of all Eligible Portfolio Investments as of such date. Notwithstanding the foregoing, the calculation in this definition shall exclude the following:

(a)

the portion of the Value of the Eligible Portfolio Investments issued by Portfolio Companies in a group of corporations or other entities required by GAAP to be consolidated to the extent exceeding 20% of the aggregate Value of all Eligible Portfolio Investments;

(b)

the portion of the Value of the Eligible Portfolio Investments that are Equity Interests to the extent exceeding 30% of the aggregate Value of all Eligible Portfolio Investments;

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(c)

the portion of the Value of the Eligible Portfolio Investments other than Cash and Cash Equivalents, U.S. Government Securities, Performing First Lien Bank Loans and Performing DIP Loans to the extent exceeding 65% of the aggregate Value of all Eligible Portfolio Investments;

(d)

the portion of the Value of all Eligible Portfolio Investments other than Cash and Cash Equivalents, U.S. Government Securities, Performing First Lien Bank Loans, Performing Last Out Loans, Performing DIP Loans, Performing Second Lien Bank Loans and other Performing Senior Secured Obligations, to the extent exceeding 50% of the aggregate Value of all Eligible Portfolio Investments; and

(e)

the portion of the Value of all Eligible Portfolio Investments held by Tax Blocker Subsidiaries to the extent exceeding 25% of the aggregate Value of all Eligible Portfolio Investments.

“Transactions” means the execution, delivery and performance by FSEP, the Borrower and its Subsidiaries, as applicable, of this Agreement and other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transparent Subsidiary” means an entity classified as a partnership or as a disregarded entity for U.S. federal income tax purposes directly or indirectly owned by an Obligor that has no material assets other than Equity Interests (held directly or indirectly through other Transparent Subsidiaries) in one or more CFCs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” means the United States of America.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

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“Value” means, with respect to any Portfolio Investment as of any date of determination, the “value” of such Portfolio Investment as determined in accordance with Section 5.12.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Obligor and the Administrative Agent.

“wholly owned Subsidiary” of any Person shall mean a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ or trustees’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person and/or one or more wholly owned Subsidiaries of such person. Unless the context otherwise requires, “wholly owned Subsidiary Guarantor” shall mean a wholly owned Subsidiary that is a Subsidiary Guarantor.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02.

Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Loan” or a “Multicurrency Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Multicurrency Eurocurrency Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing” or a “Multicurrency Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Multicurrency Eurocurrency Borrowing”). Loans and Borrowings may also be identified by Currency.

Section 1.03.

Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Section 1.04.

Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then Borrower, Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of the Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by Borrower, Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standard Codification 825, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standard Codification 825.

Section 1.05.

Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.09(b) and the last sentence of Section 2.16(a), for purposes of determining (i) whether the amount of any Borrowing under the Multicurrency Commitments, together with all other Borrowings under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Credit Exposure and (iv) the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing or Portfolio Investment, as the case may be, determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be. Where any amount is denominated in Dollars under this Agreement but requires for its determination an amount which is denominated in a Foreign Currency, such amounts shall be converted to the Foreign Currency Equivalent on the date of determination. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency). Without limiting the generality of the foregoing, for purposes of determining compliance with any basket or cap in this Agreement (other than any cap or basket set forth in Section 2.09(b) or Section 7.01(g) or Section 7.01(k) or Section 7.01(o)), in no event shall the Borrower or any Obligor be deemed to not be in compliance with any such basket or cap solely as a result of a change in exchange rates.

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Section 1.06.

Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Effective Date; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

Article II

THE CREDITS

Section 2.01.

The Commitments.

(a)

Subject to the terms and conditions set forth herein, each Dollar Lender agrees to make Dollar Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment or (ii) the aggregate Revolving Dollar Credit Exposure of all of the Lenders exceeding the aggregate Dollar Commitments; and

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(b)

Subject to the terms and conditions set forth herein, each Multicurrency Lender agrees to make Multicurrency Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment or (ii) the aggregate Revolving Multicurrency Credit Exposure of all the Lenders exceeding the aggregate Multicurrency Commitments.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02.

Loans and Borrowings.

(a)

Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)

Type of Loans. Subject to Section 2.12, each Borrowing of a Class shall be constituted entirely of ABR Loans or of Eurocurrency Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each Pro-Rata Borrowing denominated in Dollars shall be constituted entirely of ABR Loans or of Eurocurrency Loans. Each Borrowing denominated in an Agreed Foreign Currency shall be constituted entirely of Eurocurrency Loans. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.13 shall apply).

(c)

Minimum Amounts. Each Borrowing (whether Eurocurrency or ABR) shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, with respect to any Agreed Foreign Currency, such smaller minimum amount as may be agreed to by the Administrative Agent; provided that a Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.04(f). Borrowings of more than one Class, Currency and Type may be outstanding at the same time.

(d)

Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

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Section 2.03.

Requests for Borrowings.

(a)

Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Eurocurrency Borrowing denominated in an Agreed Foreign Currency, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, or (iii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such request for a Borrowing shall be irrevocable. Notwithstanding the other provisions of this Agreement, in the case of any Borrowing denominated in Dollars, the Borrower may request that such Borrowing be split into a Dollar Loan in an aggregate principal amount equal to the Pro-Rata Dollar Portion and a Multicurrency Loan in an aggregate amount equal to the Pro-Rata Multicurrency Portion (any such Borrowing, a “Pro-Rata Borrowing”). Except as set forth in this Agreement, a Pro-Rata Borrowing shall be treated as being comprised of two separate Borrowings, a Dollar Borrowing under the Dollar Commitments and a Multicurrency Borrowing under the Multicurrency Commitments.

(b)

Content of Borrowing Requests. Each request for a Borrowing shall specify the following information in compliance with Section 2.02:

(i)

whether such Borrowing is to be made under the Dollar Commitments, the Multicurrency Commitments or as a Pro-Rata Borrowing;

(ii)

if such Borrowing is a Pro-Rata Borrowing, the Pro-Rata Dollar Portion and the Pro-Rata Multicurrency Portion;

(iii)

the aggregate amount and Currency of the requested Borrowing;

(iv)

the date of such Borrowing, which shall be a Business Day;

(v)

in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(vi)

in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vii)

the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

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(c)

Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d)

Failure to Elect. If no election as to the Class of a Borrowing is specified, then the requested Borrowing shall be denominated in Dollars and shall be a Pro-Rata Borrowing. If no election as to the Currency of a Borrowing is specified then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be a Eurocurrency Borrowing having an Interest Period of one (1) month and, if an Agreed Foreign Currency has been specified, the requested Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one (1) month. If a Eurocurrency Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Eurocurrency Borrowing denominated in Dollars having an Interest Period of one (1) month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

Section 2.04.

Letters of Credit.

(a)

General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Bank to issue, at any time and from time to time during the Availability Period and under the Multicurrency Commitments, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency for its own account or for the account of its designee (provided the Obligors shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit hereunder) for the purposes set forth in Section 5.09 in such form as is acceptable to the Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower. Letters of Credit issued hereunder shall constitute utilization of the Multicurrency Commitments up to the aggregate amount then available to be drawn thereunder.

(b)

Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, stating that such Letter of Credit is to be issued under the Multicurrency Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent will promptly notify the Multicurrency Lenders following the issuance of any Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

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(c)

Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $10,000,000, (ii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments and (iii) no Lender’s Revolving Multicurrency Credit Exposure shall exceed such Lender’s Multicurrency Commitment.

(d)

Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three (3) months of such then-current expiration date); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods; provided, further, that (x) in no event shall any Letter of Credit have an expiration date that is later than the Revolver Termination Date unless the Borrower (1) deposits, on or prior to the Revolver Termination Date, into the Letter of Credit Collateral Account Cash, in an amount equal to 102% of the undrawn face amount of all Letters of Credit that remain outstanding as of the close of business on the Revolver Termination Date and (2) pays in full, on or prior to the Revolver Termination Date, all commissions required to be paid with respect to any such Letter of Credit through the then-current expiration date of such Letter of Credit and (y) no Letter of Credit shall have an expiry date after the Maturity Date.

(e)

Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank, and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Multicurrency Lender, and each Multicurrency Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Multicurrency Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Multicurrency Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, provided that no Multicurrency Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.04(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Required Multicurrency Lenders shall have so notified the Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

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In consideration and in furtherance of the foregoing, each Multicurrency Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Bank, such Lender’s Applicable Multicurrency Percentage of each LC Disbursement made by the Issuing Bank in respect of Letters of Credit promptly upon the request of the Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Multicurrency Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Multicurrency Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Multicurrency Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)

Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing of either Class (or a Pro-Rata Borrowing) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Multicurrency Percentage thereof.

(g)

Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

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Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i)

the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)

the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)

this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)

Disbursement Procedures. The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

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(i)

Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two (2) Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for account of such Lender to the extent of such payment.

(j)

Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. In addition to the foregoing, if a Lender becomes, and during the period in which it remains, a Defaulting Lender, and any Default has arisen from a failure of the Borrower to comply with Section 2.17(c), then the Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank, effective at the close of business New York City time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice). On or after the effective date of any such resignation, the Borrower and the Administrative Agent may, by written agreement, appoint a successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement under any of the foregoing circumstances shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)

Cash Collateralization. If the Borrower shall be required or shall elect, as the case may be, to provide cover for LC Exposure pursuant to Section 2.04(d), Section 2.08(a), Section 2.09(b), 2.17(c)(ii) or the last paragraph of Section 7.01, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under the applicable section. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and the FSEP Pledge Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

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Section 2.05.

Funding of Borrowings.

(a)

Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account(s) designated by the Borrower in the applicable Borrowing Request; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)

Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and, in reliance upon such assumption, the Administrative Agent may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06.

Interest Elections.

(a)

Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, subject to Section 2.06(e), the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Borrowing of a Class may only be continued or converted into a Borrowing of the same Class, (ii) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (iii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Eurocurrency Borrowing denominated in a Foreign Currency may not be converted into a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing (except as provided under Section 2.12(b)), and the Loans constituting each such portion shall be considered a separate Borrowing.

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(b)

Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery of a signed Interest Election Request in a form approved by the Administrative Agent by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such notice of election shall be irrevocable.

(c)

Content of Interest Election Requests. Each notice of election pursuant to Section 2.06(b) shall specify the following information in compliance with Section 2.02:

(i)

the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)

the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)

whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)

if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); provided that there shall be no more than ten (10) separate Borrowings outstanding at any one time.

(d)

Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)

Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing of the same Class having an Interest Period of one month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Eurocurrency Borrowing denominated in Dollars shall, at the end of the applicable Interest Period for such Eurocurrency Borrowing, be automatically converted to an ABR Borrowing, (ii) the Borrower shall not be entitled to elect to convert any Borrowing into a Eurocurrency Borrowing and (iii) any Eurocurrency Borrowing denominated in a Foreign Currency shall not have an Interest Period of more than one (1) month’s duration.

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Section 2.07.

Termination or Reduction of the Commitments.

(a)

Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, on the Revolver Termination Date the Commitments of each Class shall automatically be reduced to an amount equal to the aggregate principal amount of the Loans and LC Exposure of all Lenders of such Class outstanding on the Revolver Termination Date and thereafter to an amount equal to the aggregate principal amount of the Loans and LC Exposure outstanding after giving effect to each payment of principal and each expiration or termination of a Letter of Credit thereunder; provided that, for clarity, no Lender shall have any obligation to make new Loans or to issue, amend or renew an existing Letter of Credit on or after the Revolver Termination Date, and any Loans outstanding on the Revolver Termination Date shall be due and payable on the Maturity Date in accordance with Section 2.08.

(b)

Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments ratably among each Class; provided that (i) each reduction of the Commitments pursuant to this Section 2.07(b) shall be in an amount that is $1,000,000 or a whole multiple of $100,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans of any Class in accordance with Section 2.09, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c)

Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)

Effect of Termination or Reduction. Any termination or reduction of the Commitments of a Class shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.

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Section 2.08.

Repayment of Loans; Evidence of Debt.

(a)

Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders of each Class the outstanding principal amount of the Loans of such Class and all other amounts due and owing hereunder and under the other Loan Documents on the Maturity Date.

In addition, on the Maturity Date, to the extent any Letter of Credit is outstanding (notwithstanding the requirement of Section 2.04(f)), the Borrower shall deposit into the Letter of Credit Collateral Account Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Maturity Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b)

Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent in writing of such selection not later than the time set forth in Section 2.09(g) prior to the scheduled date of such repayment; provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings pro rata between any outstanding Dollar ABR Borrowings and outstanding Multicurrency ABR Borrowings, second, if no Class is specified, to any Pro-Rata Borrowings in the order of the remaining duration of their respective Interest Periods (the Pro-Rata Borrowing with the shortest remaining Interest Period to be repaid first) and, third, within each Class, to any remaining Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Pro-Rata Borrowing shall be applied ratably between the Dollar Loans and Multicurrency Loans included in such Pro-Rata Borrowing. Each payment of a Borrowing of a Class shall be applied ratably to the Loans of such Class included in such Borrowing (except as otherwise provided in Section 2.12(b)).

(c)

Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d)

Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

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(e)

Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(f)

Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) and in a form attached hereto as Exhibit B. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

Section 2.09.

Prepayment of Loans.

(a)

Optional Prepayments. The Borrower shall have the right at any time and from time to time (but subject to Sections 2.09(f) and (g)) to prepay any Borrowing in whole or in part, without premium or fee (but subject to Section 2.14), subject to the requirements of this Section. Each prepayment in part under this Section 2.09(a) shall be in a minimum amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

(b)

Mandatory Prepayments due to Changes in Exchange Rates.

(i)

Determination of Amount Outstanding. On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii)

Prepayment. If on the date of such determination the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall prepay the Multicurrency Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)) within five (5) Business Days of such date of determination such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

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For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.

Any prepayment pursuant to this paragraph shall be applied, first, to Multicurrency Loans outstanding and second, as cover for LC Exposure.

(c)

Mandatory Prepayments due to Excess Revolving Credit Exposure. In the event that the amount of total Revolving Credit Exposure exceeds the total Commitments, the Borrower shall prepay (but subject to Sections 2.09(f) and (g)) Loans (and/or provide Cash in such amounts as shall be necessary so that the amount of total Revolving Credit Exposure does not exceed the total Commitments). In the event that the amount of total Revolving Dollar Credit Exposure exceeds the total Dollar Commitments, the Borrower shall prepay (but subject to Sections 2.09(f) and (g)) Loans) in such amounts as shall be necessary so that the amount of total Revolving Dollar Credit Exposure does not exceed the total Dollar Commitments. In the event that the amount of total Revolving Multicurrency Credit Exposure exceeds the total Multicurrency Commitments (other than as a result of a change in exchange rates pursuant to Section 2.09(b)), the Borrower shall prepay (but subject to Sections 2.09(f) and (g)) Loans (and/or provide cover for Letters of Credit as contemplated by Section 2.04(k)) in such amounts as shall be necessary so that the amount of total Revolving Multicurrency Credit Exposure does not exceed the total Multicurrency Commitments.

(d)

Reserved.

(e)

Mandatory Prepayments due to Certain Events Following Availability Period. Subject to the last paragraph of this Section 2.09(e), and Sections 2.09(f), (g) and (h) below:

(i)

Asset Sales. In the event that any Obligor shall receive any Net Asset Sale Proceeds at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Asset Sale Proceeds, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to such Net Asset Sale Proceeds (and the Commitments shall be permanently reduced by such amount); provided that with respect to Asset Sales of assets that are not Portfolio Investments, the Borrower shall not be required to prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) unless and until (and to the extent that) the aggregate Net Asset Sale Proceeds relating to all such Asset Sales are greater than $2,000,000.

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(ii)

Extraordinary Receipts. In the event (but only to the extent) that the aggregate Net Extraordinary Receipts received by the Obligors at any time after the Availability Period exceed $2,000,000, the Borrower shall, no later than the third Business Day following the receipt of such excess Net Extraordinary Receipts, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to such excess Net Extraordinary Receipts (and the Commitments shall be permanently reduced by such amount).

(iii)

Return of Capital. In the event that any Obligor shall receive any Net Return of Capital at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Return of Capital, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to 100% of such Net Return of Capital (and the Commitments shall be permanently reduced by such amount).

(iv)

Indebtedness. In the event that any Obligor shall receive any Cash proceeds from the issuance by such Obligor of Indebtedness (excluding Indebtedness permitted by Section 6.01) at any time after the Availability Period, such Obligor shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to such Cash proceeds, net of underwriting discounts and commissions or other similar payments and other costs, fees, commissions, premiums and expenses directly associated therewith, including reasonable legal fees and expenses (and the Commitments shall be permanently reduced by such amount).

(v)

Mandatory Prepayment of Eurocurrency Loans. If the Loans to be prepaid pursuant to Sections 2.09(e)(i), (ii) and (iii) are Eurocurrency Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to the amount required to be prepaid, no later than the third Business Day following the receipt of such amount, into a segregated collateral account in the name and under the dominion and control (within the meaning of Section 9-104 of the Uniform Commercial Code) of the Administrative Agent pending application of such amount to the prepayment of the Loans (and permanent reduction of the Commitments) on the last day of such Interest Period.

(f)

Payments following the Revolver Termination Date or During an Event of Default. Notwithstanding any provision to the contrary in Section 2.08 or this Section 2.09 (but subject to Section 2.09(g)(ii)), following the Revolver Termination Date or if an Event of Default shall have occurred and be continuing:

(i)

No optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays the Loans of the other Class or, to the extent no Loans of the other Class are outstanding, provides cash collateral as contemplated by Section 2.04(k) for outstanding Letters of Credit of such Class, which prepayment (and cash collateral) shall be made on a pro-rata basis (based on the outstanding principal amounts of such Indebtedness) between each outstanding Class of Revolving Credit Exposure;

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(ii)

Any prepayment of Loans required to be made pursuant to clause (c) above shall be applied to prepay Loans (and provide cover for Letters of Credit as contemplated by 2.04(k)) on a pro-rata basis between each outstanding Class of Revolving Credit Exposure.

(iii)

Any prepayment of Loans in Dollars required to be made in connection with any of the events specified in Section 2.09(e) shall be applied ratably (based on the outstanding principal amounts of such indebtedness) between the Dollar Lenders and the Multicurrency Lenders based on the then outstanding Loans and Letters of Credit denominated in Dollars. So long as no Event of Default has occurred and is continuing, each prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency) shall be applied ratably among just the Multicurrency Lenders and, if after such payment, the balance of the Loans denominated in such Currency is zero, then if there are any remaining proceeds, the Borrower shall prepay the Loans (or provide cover for outstanding Letters of Credit as contemplated by 2.04(k)) on a pro-rata basis between each outstanding Class of Revolving Credit Exposure; provided that, if an Event of Default has occurred and is continuing, then each prepayment in an Agreed Foreign Currency shall be made ratably (based on the aggregate Dollar Equivalents of the outstanding principal amounts of such indebtedness) between Dollar Loans and Multicurrency Loans and Letters of Credit.

(g)

Notices, Etc.

(i)

The Borrower shall notify the Administrative Agent in writing of any prepayment hereunder (x) in the case of prepayment of a Eurocurrency Borrowing denominated in Dollars under Section 2.09(a), not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (y) in the case of a prepayment of a Eurocurrency Borrowing denominated in Foreign Currency under Section 2.09(a), not later than 11:00 a.m., London Time, three (3) Business Days before the date of prepayment, or (z) in the case of prepayment of an ABR Borrowing, or any prepayment under Section 2.09(b), (c), (d) or (e), not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided, that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07 and any such notices given in connection with any of the events specified in Section 2.09(e) may be conditioned upon (x) the consummation of the Asset Sale or the issuance of Indebtedness or (y) the receipt of net cash proceeds from Net Extraordinary Receipts or Net Return of Capital. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Subject to clauses (b), (c) and (e) above and to the proviso of Section 2.16(c), each prepayment in Dollars shall be applied ratably (based on the outstanding principal amounts of such indebtedness) between the Dollar Lenders and the Multicurrency Lenders based on the then outstanding Loans denominated in Dollars and each prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency) shall be applied ratably among the Multicurrency Lenders.

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(ii)

In the event the Borrower is required to make any concurrent payments under both paragraph (b) and also another paragraph of this Section 2.09, any such prepayment shall be applied toward a prepayment pursuant to paragraph (b) before any prepayment pursuant to any other paragraph of this Section 2.09.

(iii)

Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(b).

(h)

RIC Tax Distributions. Notwithstanding anything herein to the contrary, Net Asset Sale Proceeds, Net Extraordinary Receipts and Net Return of Capital required to be applied to the prepayment of the Loans pursuant to Section 2.09(e) shall exclude the amounts estimated in good faith by the Borrower to be necessary for the Borrower to make distributions sufficient in amount to achieve the objectives set forth in (i), (ii) and (iii) of Section 6.05(b) hereof.

Section 2.10.

Fees.

(a)

Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the unused amount of the Dollar Commitment and Multicurrency Commitment of such Lender, as applicable, on each day during the period from and including the Effective Date to the earlier of the date the Commitments terminate and the Revolver Termination Date. Accrued commitment fees shall be payable (x) within one (1) Business Day after each Quarterly Date and (y) on the earlier of the date the Commitments terminate and the Revolver Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitments of any Class of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Class of such Lender.

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(b)

Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Multicurrency Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Multicurrency Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of one half of one percent (0.5%) per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees with respect to the Letters of Credit shall be payable on the date on which the Multicurrency Commitments terminate (the “termination date”), the Borrower shall pay any such fees that have accrued and that are unpaid on the termination date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the termination date, the Borrower shall prepay on the termination date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the termination date through but not including the date such outstanding Letters of Credit are scheduled to expire (and in that connection, the Multicurrency Lenders agree not later than the date two (2) Business Days after the date upon which the last such Letter of Credit shall expire or be terminated to rebate to the Borrower the excess, if any, of the aggregate participation and fronting fees that have been prepaid by the Borrower over the amount of such fees that ultimately accrue through the date of such expiration or termination). Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)

Payment of Fees and Expenses. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error. Any fees representing the Borrower’s reimbursement obligations of expenses, to the extent requirements of invoice not otherwise specified in this Agreement, shall be due (subject to the other terms and conditions contained herein) within ten Business Days of the date that the Borrower receives from the Administrative Agent a reasonably detailed invoice for such reimbursement obligations.

Section 2.11.

Interest.

(a)

ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)

Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the related Interest Period for such Borrowing plus the Applicable Margin.

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(c)

Default Interest. Notwithstanding the foregoing, if any Event of Default described in clause (a), (b), (d) (only with respect to Section 6.12), (h), (i) or (j) of Section 7.01 has occurred and is continuing, or on demand of the Administrative Agent (at the direction of the Required Lenders) or the Required Lenders if any Event of Default described in any other clause of Section 7.01 has occurred and is continuing, the interest applicable to Loans shall accrue, and any fee or other amount not paid when due by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, or (ii) in the case of any fee or other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)

Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and upon termination in full of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)

Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that (a) Eurocurrency Borrowings in Canadian Dollars shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (b) Eurocurrency Borrowings in Pounds Sterling and ABR Borrowings, at times when the Alternate Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

Section 2.12.

Eurocurrency Borrowing Provisions.

(a)

Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing of a Class (the Currency of such Borrowing herein called the “Affected Currency”):

(i)

the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the Affected Currency for such Interest Period; or

(ii)

the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

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then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders in writing or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and, if the Affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and, if the Affected Currency is a Foreign Currency, such Borrowing shall be converted to Dollars based on the Dollar Equivalent at such time, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective.

(b)

Illegality. Without duplication of any other rights that any Lender has hereunder, if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any LIBO Quoted Currency in the London interbank market, then, on notice thereof by such Lender to the Borrower and the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Borrowings or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Eurocurrency Borrowings the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) (A) all Eurocurrency Borrowings in Dollars of such Lender shall automatically convert to ABR Borrowings (the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate) and (B) all Eurocurrency Borrowings in an Agreed Foreign Currency of such Lender shall accrue interest at the rate equal to the cost to each Lender to fund its pro rata share of such Eurocurrency Borrowing (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion), in each case either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Borrowings (in which event Borrower shall not be required to pay any yield maintenance, breakage or similar fees) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. To the extent any Eurocurrency Borrowing so converted is in an Agreed Foreign Currency, such Eurocurrency Borrowing shall be converted to Dollars based on the Dollar Equivalent of such Borrowing at the time of such conversion.

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Section 2.13.

Increased Costs.

(a)

Increased Costs Generally. If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)

subject any Lender to any Taxes (other than (A) Covered Taxes, (B) Other Taxes, (C) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (D) Connection Income Taxes); or

(iii)

impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Eurocurrency Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) with respect to such Lender’s Eurocurrency Loans, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

(b)

Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender or the Issuing Bank, then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)

Certificates from Lenders. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the basis for and calculation of the amount or amounts, in Dollars, necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

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(d)

Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that no Obligor shall be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Bank notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14.

Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(g) and is revoked in accordance herewith), (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor or (e) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of the occurrence of a CAM Exchange, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense (excluding, for clarity, applicable margin and lost profits) actually incurred by such Lender in respect thereof.

Payments under this Section shall be made upon written request of a Lender delivered to the Borrower not later than 30 Business Days following a payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section, accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.15.

Taxes.

(a)

Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from such payments, then (i) the Withholding Agent shall make such deductions or withholdings, (ii) the Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is a Covered Tax, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings in respect of Covered Taxes been made.

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(b)

Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)

Indemnification by the Obligors. The Obligors shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank for and, within 10 Business Days after written demand therefor, pay the full amount of any Covered Taxes or Other Taxes (including Covered Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15(c)) payable or paid by, or required to be deducted or withheld from a payment to the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)

Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Covered Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Administrative Agent for such Covered Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)

Evidence of Payments. As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority pursuant to Section 2.15(a) or fails to remit to the Administrative Agent the required receipts or other required documentary evidence with respect to any such Taxes, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of such failure (without duplication of amounts indemnified under Section 2.15(c)).

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(f)

Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in (A) and (B) below and Section 2.15(g)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, if the Borrower is resident for U.S. federal income tax purposes in the United States, (A) any Lender that is a “United States person” as defined in section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and (B) to the extent it is legally entitled to do so, each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)

duly completed executed originals of Internal Revenue Service Form W-8BEN-E or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)

duly completed executed originals of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

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(iii)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate, signed under penalties of perjury, to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed executed originals of Internal Revenue Service Form W-8BEN-E (or any successor form) certifying that the Foreign Lender is not a United States Person, or

(iv)

any other form including Internal Revenue Service Form W-8IMY, as prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(g)

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this Section 2.15(g), “FATCA” shall include any amendment made to FATCA after the Effective Date.

(h)

Each Lender shall update the forms, certifications and documentation described in Sections 2.15(f) and (g) promptly upon the expiration or invalidity of any form, certificate or documentation previously delivered by such Lender; provided it is legally able to do so at the time. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time that it becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form, certificate or documentation to the Borrower (or any other form, certification or documentation adopted by the U.S. or other taxing authorities for such purpose).

(i)

Treatment of Certain Refunds. If the Administrative Agent, any Lender or an Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Covered Taxes or Other Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 2.15, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by any Obligor with respect to the Covered Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that the Borrower, upon the request of the Administrative Agent, any Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, any Lender or the Issuing Bank in the event the Administrative Agent, any Lender or the Issuing Bank is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the Administrative Agent, any Lender or the Issuing Bank be required to pay any amount to the Borrower pursuant to this paragraph (i) the payment of which would place the Administrative Agent, such Lender or the Issuing Bank in a less favorable net position after-Taxes than the Administrative Agent, such Lender or the Issuing Bank would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns or its books or records (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

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Section 2.16.

Payments Generally; Pro Rata Treatment: Sharing of Set-offs.

(a)

Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Bank as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Sections 2.13, 2.14 and 2.15 relating to any Loan denominated in Dollars, but not including principal of and interest on any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15 or any reimbursement or cash collateralization of any LC Exposure denominated in any Foreign Currency, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan or LC Disbursement when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan or LC Disbursement shall, if such Loan or LC Disbursement is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

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(b)

Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class then due to such parties.

(c)

Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment fee under Section 2.10 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.07, Section 2.09 or otherwise shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them (and, with respect to the pro rata treatment of prepayments between Classes, any such prepayments shall be made in accordance with the provisions of the last paragraph of Section 2.09(e) and Sections 2.09(f) and (g)); and (iv) each payment of interest on Loans of a Class by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders; provided, however, that, notwithstanding anything to the contrary contained herein, in the event that the Borrower wishes to make a Multicurrency Borrowing in an Agreed Foreign Currency and the Multicurrency Commitments are fully utilized, the Borrower may make a Borrowing under the Dollar Commitments (if otherwise permitted hereunder) and may use the proceeds of such Borrowing to prepay the Multicurrency Loans (without making a ratable prepayment to the Dollar Loans) solely to the extent that the Borrower concurrently utilizes any Multicurrency Commitments made available as a result of such prepayment to make a Multicurrency Borrowing in an Agreed Foreign Currency.

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(d)

Sharing of Payments by Lenders. If any Lender of a Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or participations in LC Disbursements within its Class, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements, and accrued interest thereon then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)

Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.

(f)

Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a) or (b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17.

Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)

commitment fees pursuant to Section 2.10(a) shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender to the extent and during the period such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such commitment fee that otherwise would have accrued and been required to have been paid to such Defaulting Lender to the extent and during the period such Lender is a Defaulting Lender);

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(b)

the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 9.02, except for any amendment or waiver described in Section 9.02(b)(i), (ii) or (iii)); provided that any waiver, amendment or modification requiring the consent of a number of Lenders greater than Required Lenders or of each Lender affected thereby and which waiver, amendment or modification materially and adversely affects such Defaulting Lender differently than the other Lenders shall require the consent of such Defaulting Lender.

In the event that the Administrative Agent and the Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on the date of such agreement, such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for the Lenders to hold the Loans in accordance with their Applicable Percentage;

(c)

if any LC Exposure exists at the time a Multicurrency Lender becomes a Defaulting Lender then:

(i)

all or any part of such LC Exposure shall be reallocated among the non-Defaulting Multicurrency Lenders in accordance with their respective Applicable Multicurrency Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Multicurrency Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Multicurrency Commitments, (y) no non-Defaulting Lender’s Revolving Multicurrency Credit Exposure will exceed such Lender’s Multicurrency Commitment, and (z) the conditions set forth in Section 4.02 are satisfied at such time (and unless the Borrower has notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time);

(ii)

if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(k) for so long as such LC Exposure is outstanding;

(iii)

if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

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(iv)

if the LC Exposure of the non-Defaulting Multicurrency Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.10(a) and Section 2.10(b) shall be adjusted in accordance with such non-Defaulting Multicurrency Lenders’ Applicable Multicurrency Percentages;

(v)

if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.17(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(vi)

no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(d)

so long as any Multicurrency Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Multicurrency Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.17(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender that is a Multicurrency Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall no longer be deemed a Defaulting Lender, the Borrower shall no longer be required to cash collateralize any portion of such Lender’s LC Exposure cash collateralized pursuant to Section 2.17(c)(ii) above and the LC Exposure of the Multicurrency Lenders shall be readjusted to reflect the inclusion of such Lender’s Multicurrency Commitment and on such date such Lender shall purchase at par such of the Loans of the other Multicurrency Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Multicurrency Percentage.

Section 2.18.

Mitigation Obligations; Replacement of Lenders.

(a)

Designation of a Different Lending Office. If any Lender exercises its rights under Section 2.12(b) or requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.12(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)

Replacement of Lenders. If any Lender exercises its rights under Section 2.12(b) or requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank) which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)

Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

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Section 2.19.

Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)

the effects of any Bail-in Action on any such liability, including, if applicable:

(i)

a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)

the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Article III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 3.01.

Organization; Powers. Each of the Borrower and its Subsidiaries, as applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

Section 3.02.

Authorization; Enforceability. The Transactions are within the Borrower’s limited liability company powers and have been duly authorized by all necessary limited liability company action and, if required, by all necessary member action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each of its Subsidiaries party thereto, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 3.03.

Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the certificate of formation, limited liability company agreement or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

Section 3.04.

Financial Condition; No Material Adverse Effect.

(a)

Financial Statements. The financial statements of FSEP and its Subsidiaries delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Section 4.01(c), Section 5.01(a) and Section 5.01(b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FSEP and its Subsidiaries as of the end of and for the applicable period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b)

No Material Adverse Effect. Since December 31, 2015, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.05.

Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Financial Officer of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

Section 3.06.

Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

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Section 3.07.

Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all material U.S. federal, state, local and other Tax returns that are required to be filed by it and has paid all material Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than any Taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges are adequate. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign Taxes or other impositions, and no Tax lien (other than Liens permitted pursuant to clause (a) of the definition of Permitted Liens) has been filed with respect to the Borrower or any of its Subsidiaries. There is no proposed Tax assessment against the Borrower or any of its Subsidiaries, and there is no basis for any such assessment.

Section 3.08.

ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Section 3.09.

Disclosure.

(a)

All written reports, financial statements, certificates and other written information (other than projected financial information, other forward-looking information, information relating to third parties, and information of a general economic or general industry nature) which has been made available to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, taken as a whole, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole (and after giving effect to all written updates provided by the Borrower to the Administrative Agent for delivery to the Lenders from time to time) not misleading in light of the circumstances under which such statements were made; and

(b)

All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Administrative Agent or any Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

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Section 3.10.

Investment Company Act; Margin Regulations.

(a)

Status as Business Development Company. FSEP is a “closed end fund” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act. The Borrower is not registered or required to be registered as an “investment company” under the Investment Company Act.

(b)

Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries do not result in a violation or breach of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, except where such breaches or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)

Investment Policies. The Borrower is in compliance in all material respects with the Investment Policies.

(d)

Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of law. Other than as listed on Schedule 3.10, on the Effective Date, neither the Borrower nor any of its Subsidiaries own any Margin Stock.

Section 3.11.

Material Agreements and Liens.

(a)

Material Agreements. Schedule 3.11(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangements (to the extent that such other arrangements exceed an aggregate outstanding principal amount of $1,000,000) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Effective Date, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement, in each case on the Effective Date, is correctly described in Schedule 3.11(a).

(b)

Liens. Schedule 3.11(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Effective Date covering any property of the Borrower or any of its Subsidiaries, and the aggregate amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Effective Date is correctly described in Schedule 3.11(b).

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Section 3.12.

Subsidiaries and Investments.

(a)

Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Tax Blocker Subsidiary, a Transparent Subsidiary or a CFC. Except as disclosed in Schedule 3.12(a), as of the Effective Date, (x) the Borrower owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 3.12(a), and (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable.

(b)

Investments.

(i)

Set forth in Schedule 3.12(b) is a complete and correct list of all Investments of a type referred to in clauses (c) and (e) of Section 6.04 held by the Borrower or any of its Subsidiaries in any Person on the Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment.

(ii)

Except as disclosed in Schedule 3.12(b), as of the Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02), all of its Investments.

Section 3.13.

Properties.

(a)

Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)

Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.14.

Solvency. On the Effective Date, and upon the incurrence of any extension of credit hereunder, on any date on which this representation and warranty is made, (a) the Borrower will be Solvent on an unconsolidated basis, and (b) FSEP, the Borrower and each Subsidiary Guarantor will be Solvent on a consolidated basis.

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Section 3.15.

Compliance with OFAC. To the extent applicable, the Borrower and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.  None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary, is currently subject to any Sanctions, nor is the Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.  No part of the proceeds of the Loans or Letter of Credit will be used, directly or indirectly, or otherwise made available (A) for any payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or (B) to any Person for the purpose of financing the activities of any Person currently subject to any Sanction or in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

Article IV

CONDITIONS

Section 4.01.

Effective Date. This Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):

(a)

Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and, to the extent specified below, to each Lender) in form and substance:

(i)

Executed Counterparts. From each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or a PDF of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii)

Guarantee and Security Agreement. The Guarantee and Security Agreement, duly executed and delivered by each of the parties to the Guarantee and Security Agreement.

(iii)

FSEP Guaranty and FSEP Pledge Agreement. Each of the FSEP Guaranty and the FSEP Pledge Agreement, duly executed and delivered by each of the parties to the FSEP Guaranty and FSEP Pledge Agreement, as applicable.

(iv)

Opinion of Counsel to the Obligors and FSEP. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dechert LLP, counsel for the Obligors and FSEP, in form and substance reasonably acceptable to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

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(v)

Corporate Documents. (v) Copies of the organizational documents of FSEP and each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (x) resolutions of the board of trustees or similar governing body of FSEP and each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of FSEP’s and each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of FSEP and the Obligors, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(vi)

Officer’s Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.02(a), (b) and (c).

(vii)

Custodian Agreement. A duly executed and delivered Custodian Agreement among the Borrower, the Collateral Agent and the Custodian and all other control arrangements required at the time under this Agreement with respect to the Obligors’ other deposit accounts and securities accounts.

(b)

Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to FSEP and each of the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of FSEP, the Borrower or Borrower’s Subsidiaries except for Liens permitted under Section 6.02, the FSEP Pledge Agreement or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent. Subject to Section 5.08(c)(ii), all Uniform Commercial Code financing statements, control agreements and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a first priority perfected (subject to Eligible Liens) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code and as required by Section 5.08(c)(i) and the Guarantee and Security Agreement and by Sections 4 and 6(b) of the FSEP Pledge Agreement) shall have been properly filed or executed and delivered in each jurisdiction required.

(c)

Financial Statements. The Administrative Agent and the Lenders shall have received prior to the execution of this Agreement the audited consolidated balance sheets, statements of operations, statement of changes in net assets, statements of cash flows and schedules of investments of FSEP and its Subsidiaries, in each case for the fiscal year ended December 31, 2015. The Administrative Agent and the Lenders shall have received any other financial statements of FSEP and its Subsidiaries as they shall reasonably request. The Administrative Agent and Lenders acknowledge having received the financial statements referred to above.

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(d)

Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including any filing required on Form 8-K) required to be made or obtained by FSEP, the Obligors and all other guarantors in connection with the Transactions, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing.

(e)

No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to the knowledge of a Financial Officer of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that relates to the Transactions or that could reasonably be expected to have a Material Adverse Effect.

(f)

Solvency Certificate. On the Effective Date, the Administrative Agent shall have received a solvency certificate of the chief financial officer of FSEP dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, (a) the Borrower will be Solvent on a unconsolidated basis, and (b) FSEP, the Borrower and each Subsidiary Guarantor will be Solvent on a consolidated basis.

(g)

Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent all fees and expenses related to this Agreement invoiced and owing on the Effective Date.

(h)

Default. No Default shall have occurred and be continuing under this Agreement immediately before and after giving effect to the Transactions, any incurrence of Indebtedness hereunder and the use of the proceeds hereof on a pro forma basis.

(i)

Patriot Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the Administrative Agent or such Lender.

(j)

Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Agreement effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above. Each Lender as of the Effective Date acknowledges its receipt and satisfaction with this Agreement and each other document described above.

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Section 4.02.

Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, including in each case any such extension of credit on the Effective Date, is additionally subject to the satisfaction of the following conditions:

(a)

the representations and warranties of FSEP and the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)

at the time of such Loan, no Default shall have occurred and be continuing or would result from such Loan after giving effect thereto;

(c)

after giving effect to such extension of credit, FSEP and the Borrower shall be in pro forma compliance with each of the covenants set forth in Sections 6.12;

(d)

the proposed date of such extension of credit shall take place during the Availability Period;

(e)

the Administrative Agent shall have received an Information Certificate dated as of the date of the Borrowing Request, showing (i) each Eligible Portfolio Investment, the owner thereof (Borrower or applicable Subsidiary) and the Value thereof, and (ii) a calculation of the Total Portfolio Value and the pro forma Adjusted Asset Coverage Ratio as of the date thereof demonstrating that the Adjusted Asset Coverage Ratio shall not be less than 3.50 to 1.00 after giving effect to such extension of credit; and

(f)

in the case of the first Borrowing, the Administrative Agent shall have received delivery of the most recent quarterly third party valuation report attesting the value of each unquoted Eligible Portfolio Investment included in the calculation of Total Portfolio Value at the date of such Borrowing; provided that no attested value may be older than March 31, 2016 at the date of first drawing; provided, further, that, the foregoing shall not apply to any unquoted Eligible Portfolio Investment acquired after March 31, 2016, which shall be valued at the cost thereof in accordance with Section 5.12.

Each Borrowing, and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

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Article V

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 5.01.

Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)

within 90 days after the end of each fiscal year of FSEP, the audited consolidated balance sheets, statements of operations, statement of changes in net assets, statements of cash flows and schedules of investments of FSEP and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent full fiscal year information is available), all reported on by RSM US LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of FSEP and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern); provided that the requirements set forth in this clause (a) may be fulfilled if such financial statements are furnished in FSEP’s annual report filed by FSEP with the SEC on Form 10-K for the applicable fiscal year, and such report shall be deemed to have been provided to the Administrative Agent and the Lenders once publicly available on the SEC’s website;

(b)

within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of FSEP, the consolidated balance sheets, statements of operations, statement of changes in net assets, statements of cash flows and schedules of investments of FSEP and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Financial Officer of FSEP as presenting fairly in all material respects the financial condition and results of operations of FSEP and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled if such financial statements are furnished in FSEP’s quarterly report filed by FSEP with the SEC on Form 10-Q for the applicable quarterly period, and such report shall be deemed to have been provided to the Administrative Agent and the Lenders once publicly available on the SEC’s website;

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(c)

concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of FSEP (i) to the extent the requirements in clause (a) and (b) are not fulfilled by FSEP delivering the applicable report delivered to (or filed with) the SEC, certifying that such statements are consistent with the financial statements filed by FSEP with the SEC, (ii) certifying as to whether the Borrower has knowledge that a Default has occurred during the most recent period covered by such financial statements (or has occurred and is continuing from a prior period) and, if a Default has occurred during such period (or has occurred and is continuing from a prior period), specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(i), 6.04(f), 6.05(b) and 6.12, (iv) stating whether any change in GAAP as applied by (or in the application of GAAP by) FSEP has occurred since the Effective Date (but only if FSEP has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the financial statements accompanying such certificate and (v) attaching a list of Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the date of the last such list;

(d)

(i) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a Portfolio Value Certificate as of the end of such fiscal quarter and (ii) within 20 days of the last day of each calendar month, a Monthly Information Certificate as of the last day of such calendar month;

(e)

promptly upon receipt thereof copies of all significant and non-routine written reports submitted to the management or board of trustees of FSEP by FSEP’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of FSEP or any of its Subsidiaries delivered by such accountants to the management or board of trustees of FSEP (other than the periodic reports that FSEP’s independent auditors provide, in the ordinary course, to FSEP’s board of trustees or audit committee thereof);

(f)

copies of all periodic and other reports, proxy statements and other materials sent to all shareholders filed by FSEP or any of its Subsidiaries with the SEC or with any national securities exchange, as the case may be, which such periodic and other reports, proxy statements and other materials shall be deemed to have been provided to the Administrative Agent once publicly available on the website of the SEC or any national securities exchange, as the case may be;

(g)

within 45 days after the end of each fiscal quarter of the Borrower, all final internal and external valuation reports relating to the Eligible Portfolio Investments (subject, in the case of external valuation reports, to the Administrative Agent entering into a non-reliance letter, confidentiality agreement or similar agreement on market terms to the extent requested or required by the applicable valuation provider) and the underwriting memoranda for all Eligible Portfolio Investments included in such valuation reports, and any other information relating to the Eligible Portfolio Investments as reasonably requested by the Administrative Agent or any Lender; provided that the underwriting memoranda for a particular Eligible Portfolio Investment of an Obligor shall only be required to be delivered within 30 days of the initial closing of such Eligible Portfolio Investment and at no other time;

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(h)

to the extent not otherwise provided by the Custodian, within thirty (30) days after the end of each month, updated copies of custody reports (including, to the extent available, an itemized list of each Portfolio Investment held in any Custodian Account owned by the Borrower or any of its Subsidiaries) with respect to any custodian account owned by the Borrower or any of the Subsidiary Guarantors; and

(i)

promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of FSEP, the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Section 5.02.

Notices of Material Events. Upon the Borrower becoming aware of any of the following, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)

the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder);

(b)

the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting FSEP, the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)

the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of FSEP, the Borrower and its Subsidiaries, or the ERISA Affiliates of FSEP and Borrower, in an aggregate amount exceeding $5,000,000; and

(d)

any other development (excluding matters of a general economic, financial or political nature to the extent that they could not reasonably be expected to have a disproportionate effect on FSEP or the Borrower) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.

Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04.

Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

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Section 5.05.

Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, operating in the same or similar locations.

Section 5.06.

Books and Records; Inspection and Audit Rights.

(a)

Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, to (i) visit and inspect its properties, to examine and make copies from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records or meeting with its independent accountants; provided, further, that the Administrative Agent and the Lenders shall not conduct more than one such visit and inspection in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

(b)

Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of Total Portfolio Value and the Value of Eligible Portfolio Investments included therein (including, for clarity, audits of any Agency Accounts, funds transfers and custody procedures), all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable, documented and out-of-pocket fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year. The Borrower also agrees to modify or adjust the computation of Total Portfolio Value and/or the Value of Eligible Portfolio Investments included therein to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal indicating that such computation is not consistent with the terms of this Agreement; provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of Total Portfolio Value.

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Section 5.07.

Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), and orders of any Governmental Authority applicable to it (including orders issued by the SEC) or its property and all indentures, agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08.

Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)

Subsidiary Guarantors. In the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a CFC, a Tax Blocker Subsidiary or a Transparent Subsidiary), or that any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than a CFC, a Tax Blocker Subsidiary or a Transparent Subsidiary); (2) any CFC shall no longer constitute a “CFC” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), (3) any Transparent Subsidiary shall no longer constitute a “Transparent Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08) or (4) any Tax Blocker Subsidiary shall no longer constitute a “Tax Blocker Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, on or before 90 days following such Person becoming a Subsidiary or such CFC, Transparent Subsidiary or Tax Blocker Subsidiary, as the case may be, no longer qualifying as such, cause such new Subsidiary or former CFC, former Transparent Subsidiary or former Tax Blocker Subsidiary, as the case may be, to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

(b)

Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary; provided that the foregoing shall not prohibit any transaction permitted under Sections 6.03 or 6.04, so long as after giving effect to such permitted transaction each of the remaining Subsidiaries is a wholly owned Subsidiary.

(c)

Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i)

take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate thereof that is a party to any Swap Agreement entered into with the Borrower) pursuant to the Security Documents, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

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(ii)

with respect to each deposit account or securities account of the Obligors (other than (A) any Agency Account, (B) any payroll account so long as such payroll account is coded as such, (C) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, and (D) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (D), does not at any time exceed $75,000; provided that in the case of each of the foregoing clauses (A) through (D), no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code)), cause each bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each such deposit account or securities account (each, a “Control Account”) and in that connection, the Borrower agrees, subject to Sections 5.08(c)(iii) below, to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be immediately deposited into a Control Account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, both prior to and following such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of any other unrelated third Person (including with any money or financial assets of the Borrower in its capacity as an agent or administrative agent for any other Bank Loans subject to Section 5.08(c)(iii) below);

(iii)

in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan (or is acting in an analogous agency capacity under any note purchase agreements with respect to any Mezzanine Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or note purchase agreements, ensure that (1) all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Bank Loan or Mezzanine Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any commingled account other than the Agency Account); and (3) within one (1) Business Day after receipt of such funds, such Obligor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Obligor to the Custodian Account (provided that if any distribution referred to in this clause (c) is not permitted by applicable bankruptcy law to be made as a result of the bankruptcy of the underlying borrower, such Obligor shall use commercially reasonable efforts to obtain permission to make such distribution and shall make such distribution as soon as legally permitted to do so); and

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(iv)

for each Investment in Indebtedness constituting an Eligible Portfolio Investment, cause to be delivered to the Custodian the following: (a) an original or a copy of any transfer document or instrument relating to such Indebtedness, which, in the case of a transfer document, evidences the assignment of such Indebtedness from the prior third party owner thereof directly to the Obligor (together with the consent of each party required under the applicable loan documentation); and (b) originals or copies of each of the following, to the extent applicable (and, in the case of any syndicated, club or multi-lender transaction, to the extent originals or copies of such loan documentation have been distributed to other lenders; provided that the Borrower shall have used commercially reasonable efforts to obtain such documents): any related loan agreement, credit agreement, note purchase agreement, security agreement (if separate from any mortgage), acquisition agreement pursuant to which such Investment was acquired, subordination agreement, intercreditor or similar instruments, guarantee, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto.

Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of the Borrower, then the Borrower shall have up to 20 Business Days from the date when the Borrower has knowledge of such loss or destruction (or such longer period as the Administrative Agent shall agree) to deliver to the Custodian a replacement instrument or document.

Section 5.09.

Use of Proceeds. The Borrower will use the proceeds of the Loans and the issuances of Letters of Credit solely for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, including making distributions, in each case to the extent not prohibited by this Agreement, and the acquisition and funding (either directly or through one or more wholly-owned Subsidiary Guarantors or Tax Blocker Subsidiaries) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock, hedging arrangements, credit-linked notes, credit default swaps and other Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law. On the first day (if any) an Obligor acquires any Margin Stock or at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower.

Section 5.10.

Investment Company Act. The Borrower shall not become registered or required to be registered as an “investment company” pursuant to Section 8 of the Investment Company Act.

Section 5.11.

Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies.

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Section 5.12.

Portfolio Valuation, Etc.

(a)

Trade Date Basis. For purposes of this Agreement and the other Loan Documents, all determinations of whether an investment is to be included as a Portfolio Investment shall be determined on a trade date basis (meaning that any investment that has been purchased will be treated as a Portfolio Investment on the date the applicable Person enters into an agreement to acquire such Portfolio Investment, and any Portfolio Investment which has been sold will be excluded as a Portfolio Investment on the date the applicable Person enters into an agreement to sell such Portfolio Investment); provided that such investment shall no longer be included or excluded as a Portfolio Investment, as the case may be, if the purchase or sale of such Portfolio Investment has not settled within 90 days thereafter unless the applicable Person has entered into a new agreement to purchase or sell such Portfolio Investment before the end of such 90 day period.

(b)

Determination of Values. For purposes of the Loan Documents, each Eligible Portfolio Investment shall be assigned a value in accordance with FSEP’s valuation procedures as described in its prospectus and other reports filed by FSEP with the SEC (the “Value”); provided, that the Value of a Portfolio Investment acquired after the most recent determination of value of Portfolio Investments as described above (but before the date on which such investment shall be assigned a Value in accordance with FSEP’s valuation procedures) shall be the cost of such Portfolio Investment.

Article VI

NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01.

Indebtedness. The Borrower will not nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)

Indebtedness created hereunder or under any other Loan Document;

(b)

Indebtedness under Swap Agreements entered into by Borrower or any Subsidiary in the ordinary course of business and not for speculative purposes;

(c)

repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(d)

obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(e)

Indebtedness of an Obligor to any other Obligor and Indebtedness of a Tax Blocker Subsidiary to an Obligor;

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(f)

indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860; provided that such Indebtedness (i) is non-recourse to the Borrower and its Subsidiaries and (ii) would not represent a claim against the Borrower or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Borrower or its Subsidiaries, in each case in excess of the amount sold or purportedly sold;

(g)

Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal, so long as such judgments or awards do not constitute an Event of Default under clause (k) of Section 7.01;

(h)

guaranties by Obligors of Indebtedness incurred by Portfolio Companies, in an aggregate amount not to exceed, together with Indebtedness incurred under Section 6.01(i), $5,000,000; and

(i)

additional unsecured Indebtedness not for borrowed money, in an aggregate amount not to exceed, together with Indebtedness incurred under Section 6.01(h), $5,000,000.

Section 6.02.

Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset (including Equity Interests in any Subsidiary) now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

(a)

any Lien on any property or asset of the Borrower existing on the Effective Date and set forth in Schedule 3.11(b); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b)

Liens created pursuant to the Security Documents;

(c)

Liens securing Swap Agreement Obligations;

(d)

Permitted Liens;

(e)

Liens created by posting of cash collateral in connection with Swap Agreements permitted under Section 6.04(c); provided that, for the avoidance of doubt, at no time shall such cash collateral constitute an Eligible Portfolio Investment and provided, further, that such cash collateral shall constitute an Excluded Asset; and

(f)

Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01.

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Section 6.03.

Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired, but excluding Permitted Dispositions.

Notwithstanding the foregoing provisions of this Section:

(a)

any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

(b)

any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary of the Borrower;

(c)

any Subsidiary of the Borrower may be liquidated or dissolved; provided that (i) in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any Subsidiary of the Borrower and (ii) the Borrower determines in good faith that such liquidation is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(d)

(i) the capital stock of any Subsidiary Guarantor may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower, (ii) the capital stock of any Subsidiary of the Borrower that is not a Subsidiary Guarantor may be sold, transferred or otherwise disposed of to the Borrower or any Subsidiary of the Borrower and (iii) the capital stock of the Borrower may be sold, transferred or otherwise disposed of to FSEP; and

(e)

the Borrower may merge or consolidate with any other Person, so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing.

Section 6.04.

Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a)

operating deposit accounts with banks;

(b)

Investments by the Borrower and the Subsidiary Guarantors in the Borrower, the Subsidiary Guarantors and any Tax Blocker Subsidiary;

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(c)

Portfolio Investments by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Policies;

(d)

Investments in Cash and Cash Equivalents; and

(e)

additional Investments up to but not exceeding $5,000,000 in the aggregate (for purposes of this clause (e), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made), minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; provided that in no event shall the aggregate amount of any Investment be less than zero, and provided further that the amount of any Investment shall not be reduced by reason of any write-off of such Investment, nor increased by way of any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out).

Section 6.05.

Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)

the Borrower may declare and pay dividends with respect to the Equity Interests of the Borrower payable solely in additional shares of the Borrower’s common stock;

(b)

the Borrower may declare and pay dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year of FSEP (or any calendar year, as relevant) in amounts not to exceed 115% of the amounts that are required to be distributed to: (i) allow FSEP, solely on account of the income and gains attributable to the operations of the Borrower and its Subsidiaries, to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain FSEP’s eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year FSEP’s liability for federal income taxes imposed on (y) FSEP’s investment company taxable income attributable to the income, gains and/or operations of the Borrower and its Subsidiaries pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (z) FSEP’s net capital gain attributable to the income, gains and/or operations of the Borrower and its Subsidiaries pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero FSEP’s liability for federal excise taxes attributable to the income, gains and/or operations of the Borrower and its Subsidiaries for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto) (such amount, the “Required Payment Amount”);

(c)

the Subsidiaries of the Borrower may declare and pay Restricted Payments to the Borrower or any Subsidiary Guarantor;

(d)

the Borrower may make Restricted Payments to FSEP to the extent (i) no Default has occurred and is continuing or would be caused thereby and (ii) the Adjusted Asset Coverage Ratio is not less than 3.50 to 1.00 both before and after giving effect to such Restricted Payment; and

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(e)

the Obligors may make distributions of Portfolio Investments in connection with substantially concurrent contributions of Portfolio Investments of equal or greater Value to the extent that the Adjusted Asset Coverage Ratio is not less than 3.50 to 1.00 both before and after giving effect to such distribution.

For the avoidance of doubt, the determination of the amounts referred to in paragraph (b) above shall be made separately for the taxable year of FSEP (in the case of amounts calculated under clauses (b)(i) and (ii) above) and the calendar year of FSEP (in the case of amounts calculated under clause (b)(iii) above) and the limitation on dividends or distributions imposed by such clause shall apply separately to the amounts so determined.

Section 6.06.

Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property, except for any prohibitions or restraints contained in (i) any document or agreement relating to any Indebtedness permitted under Section 6.01 or Lien permitted under Section 6.02 and (ii) any agreement, instrument or other arrangement pertaining to any sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (x) only apply to such assets and (y) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Borrower and its Subsidiaries to perform any other obligation under any of the Loan Documents.

Section 6.07.

Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Obligors not involving any other Affiliate, (iii) any transaction permitted hereunder, including Restricted Payments permitted by Section 6.05 and dispositions permitted by Section 6.03, (iv)  transactions with Affiliates existing as of the Effective Date, (v) transactions with one or more Affiliates permitted by an exemptive order issued by the SEC (each an “Exemptive Order”) or (vi) the payment of compensation and reimbursement of expenses of directors or trustees in a manner consistent with current practice of FSEP or the Borrower and general market practice, and indemnification to directors or trustees of FSEP or the Borrower in the ordinary course of business.

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Section 6.08.

Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

Section 6.09.

No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents; (b) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement or the FSEP Pledge Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Swap Agreement.

Section 6.10.

Modification of Investment Policies. Other than with respect to Permitted Policy Amendments, the Borrower will not permit or cause FSEP to amend, supplement, waive or otherwise modify in any material respect the application of the Investment Policies as in effect on the Effective Date to the Borrower or its Subsidiaries; provided that this Section 6.10 shall not be construed to otherwise limit or impair the ability of FSEP to make changes to the Investment Policies.

Section 6.11.

Sanctions. The Borrower will not, nor will it permit any of its Subsidiaries, directly or indirectly, to use the proceeds of any Loan or the issuance of any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, Issuing Bank or otherwise) of Sanctions.

Section 6.12.

Financial Covenants.

(a)

Minimum Shareholder’s Equity. Shareholders’ Equity of FSEP as of the last day of any fiscal quarter of FSEP shall not be less than $1,500,000,000.

(b)

FSEP Asset Coverage Ratio. The FSEP Asset Coverage Ratio shall not be less than 2.00 to 1.00 at any time.

(c)

Adjusted Asset Coverage Ratio. The Adjusted Asset Coverage Ratio shall not be less than 3.50 to 1.00 as of the last day of any fiscal quarter of the Borrower.

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Article VII

EVENTS OF DEFAULT

Section 7.01.

Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)

(i) the Borrower shall fail to pay any principal of any Loan (including any principal payable under Section 2.09(b), (c) or (e)) or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as and when required by Section 2.08(a);

(b)

the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

(c)

any representation or warranty made or deemed made by or on behalf of FSEP, the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect or breached, as applicable, when made or deemed made in any material respect;

(d)

the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.02(a), Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only, and not with respect to the Borrower’s and its Subsidiaries’ rights, licenses, permits, privileges or franchises), Sections 5.08(a) or (b), Section 5.12 or in Article VI (subject, in the case of Section 6.12, to Section 7.03), any Obligor shall default in the performance of any of its obligations contained in Section 6 of the Guarantee and Security Agreement or FSEP shall default in the performance of any of its obligations contained in Section 6 of the FSEP Pledge Agreement or Section 3 of the FSEP Guaranty or (ii) Section 5.01(e) or Sections 5.02(b), (c) or (d) and, in the case of this clause (ii), such failure shall continue unremedied for a period of five (5) or more days after the Borrower has knowledge of such failure;

(e)

FSEP, the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

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(f)

FSEP, the Borrower or any of the Borrower’s Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace period;

(g)

any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to, as a result of an event of default under such Material Indebtedness, cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)

an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of FSEP, the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for FSEP, the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)

FSEP, the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for FSEP, the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)

FSEP, the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)

one or more judgments for the payment of money in an aggregate amount in excess of (x) $25,000,000 shall be rendered against FSEP or (y) $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof, and, in each case, (i) the same shall remain undischarged for a period of 30 consecutive days following the entry of such judgment during which 30 day period such judgment shall not have been vacated, stayed, discharged or bonded pending appeal, or liability for such judgment amount shall not have been admitted by an insurer of reputable standing, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of FSEP, the Borrower or any of its Subsidiaries, as applicable, to enforce any such judgment;

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(l)

an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)

a Change in Control shall occur;

(n)

(i) FS Investment Advisor, LLC (so long as it is an Affiliate of Franklin Square Holdings, L.P.) shall cease to be the Investment Advisor for FSEP; or (ii) GSO Capital Partners LP or any Subsidiary of GSO Capital Partners LP that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients shall cease to be the investment sub-advisor for the Borrower; and in each case, no successor reasonably acceptable to the Administrative Agent shall have been appointed within sixty (60) days after the resignation or removal of such Person;

(o)

the Liens created by the Security Documents shall, at any time with respect to (i) Portfolio Investments (other than Excluded Assets) held by Obligors having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments (other than Excluded Assets) held by Obligors or (ii) the Equity Interests of the Borrower, not be, valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor, FSEP or any of their respective Affiliates shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents) except with respect to clause (i) as a result of a disposition of Portfolio Investments in a transaction or series of transactions permitted under this Agreement and except to the extent that any such loss of perfection results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement; provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action within its control, then there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Days after the Borrower receives written notice of such default thereof from the Administrative Agent unless the continuance thereof is a result of a failure of the Collateral Agent or Administrative Agent to take an action within their control; or

(p)

except for expiration or termination in accordance with its terms, any of the Security Documents or the FSEP Guaranty shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor or FSEP, or there shall be any actual invalidity of any guaranty thereunder or any Obligor, FSEP or any of their respective Affiliates shall so assert in writing.

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then, and in every such event (other than an event described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of this Section.

Section 7.02.

CAM Exchange. Notwithstanding anything to the contrary contained herein, on the CAM Exchange Date, to the extent not otherwise prohibited by law, (a) (i) the Commitments shall automatically and without further act be terminated and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Loan or Letter of Credit in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Loans or Letters of Credit, whether or not such Lender shall previously have participated therein, and (b) simultaneously with the deemed exchange of interests pursuant to clause (a) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount (as of the Business Day immediately prior to the CAM Exchange Date) and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04 and the Borrower hereby consents and agrees to the CAM Exchange. It is understood and agreed that the CAM Exchange, in itself, will not affect the aggregate amount of Designated Obligations owing by the Obligors. The Borrower and the Lenders agree from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Borrower to execute or deliver or of any Lender to accept such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

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As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment). Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

Section 7.03.

Right to Cure. In the event that the Borrower and its Subsidiaries fail to comply with Section 6.12(c) as of the last day of any fiscal quarter during the term hereof, then FSEP may, until the date which is ten (10) days after the date on which a Portfolio Valuation Certificate is required to be delivered for such fiscal quarter pursuant to Section 5.01 or such later date agreed to by the Required Lenders in their sole discretion (such date the “Cure Deadline”), make to the Borrower either (i) a Cash equity contribution or (ii) an equity contribution consisting of additional Eligible Portfolio Investments (the amount or Value of any such contribution under clause (i) or clause (ii) above being, the “Cure Amount”), which shall be either (x) immediately used by the Borrower to repay the Loans and/or (y) retained by the Borrower from and after such contribution in accordance with the terms hereof (the right to make any such contribution, the “Cure Right”); provided, that (A) any Cure Amount shall be received by the Borrower no later than the Cure Deadline with respect to the applicable fiscal quarter, (B) in the case of a repayment of the Loans, all Cure Amounts shall be immediately remitted to the Administrative Agent and applied by the Administrative Agent to repay the Loans in accordance with the terms hereof, and (C) in the case of the retention by the Borrower of Cash or additional Eligible Portfolio Investments, such assets shall be subject to the terms hereof in all respects. Upon the exercise of any Cure Right and the Borrower receiving the Cure Amount, the Adjusted Asset Coverage Ratio shall be recalculated on a pro forma basis (using the most current Value of each applicable Eligible Portfolio Investment, including, for clarity, any additional Eligible Portfolio Investment constituting a portion of the Cure Amount, then available to the Borrower) solely for the purpose of determining compliance therewith as of the end of the applicable fiscal quarter. If, after giving effect to the recalculation in the previous sentence, the Borrower shall then be in compliance with the minimum Adjusted Asset Coverage Ratio required under Section 6.12(c), then the Borrower shall be deemed to have satisfied the requirements of Section 6.12(c) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.12(c) that had occurred shall be cured for all purposes of this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary and for purposes of clarity, a Default or Event of Default resulting solely from a failure to be in compliance with Section 6.12(c) shall not exist from the end of the applicable fiscal quarter until the Cure Deadline with respect to such fiscal quarter.

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Article VIII

THE ADMINISTRATIVE AGENT

Section 8.01.

Appointment of the Administrative Agent. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the Borrower’s right to consent to the appointment of a successor Administrative Agent pursuant to Section 8.06) are solely for the benefit of the Administrative Agent and the Lenders (including the Issuing Bank), and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the documentation pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions, and (b) as additionally provided herein with respect to the Issuing Bank.

Section 8.02.

Capacity as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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Section 8.03.

Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04.

Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.

Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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Section 8.06.

Resignation; Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Section 8.07.

Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08.

Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(c), the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

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Article IX

MISCELLANEOUS

Section 9.01.

Notices; Electronic Communications.

(a)

Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or (to the extent permitted by Section 9.01(b)) e-mail, as follows:

(i)

if to the Borrower, to it at:

Bryn Mawr Funding LLC
c/o FS Energy and Power Fund
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: Gerald F. Stahlecker
Telecopy Number: (215) 222-4649
Direct Telephone: (215) 495-1169
Main Telephone: (215) 495-1150
E-mail: jerry.stahlecker@franklinsquare.com

with a copy to (which shall not
constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Attention: Jay R. Alicandri, Esq.
Telecopy Number: 212-698-3599
E-mail: jay.alicandri@dechert.com

(ii)

if to the Administrative Agent or the Issuing Bank, to it at:

Barclays Bank PLC
1301 Sixth Avenue
New York, NY 10019
Attention: Anand Vignesh
Telecopy Number: (972) 535-5728
E-mail: wipronyagency@barclays.com

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with a copy to (which shall not
constitute notice):

Mayer Brown LLP
214 North Tryon Street, Suite 3800
Charlotte, NC 28202
Attention: Keith F. Oberkfell
Telecopy Number: (704) 377-2033
Telephone Number: (704) 444-3549
E-mail: koberkfell@mayerbrown.com

(iii)

if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)

Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2.05 if such Lender or the Issuing Bank has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)

Documents to be Delivered to Lenders. For so long as an Intralinks, SyndTrak or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 4.01, 4.02 and 5.01 by delivering an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Intralinks or such equivalent website; provided that the Administrative Agent shall have no responsibility to maintain access to Intralinks or an equivalent website.

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Section 9.02.

Waivers; Amendments.

(a)

No Deemed Waivers Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)

Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.17(b), no such agreement shall

(i)

increase the Commitment of any Lender without the written consent of such Lender,

(ii)

reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby,

(iii)

postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or other amounts payable to a Lender hereunder, or reduce the amount or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby,

(iv)

change Sections 2.07(b) or (d), 2.16(b), (c) or (d) (or other sections referred to therein to the extent relating to pro rata payments) in a manner that would alter the pro rata reduction of commitments, sharing of payments, or making of disbursements, required thereby without the written consent of each Lender directly and adversely affected thereby,

(v)

change any of the provisions of this Section, the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

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(vi)

change any of the provisions of the definition of the term “Agreed Foreign Currency” or any other provision hereof specifying the Foreign Currencies in which each Multicurrency Lender must make Multicurrency Loans, or make any determination or grant any consent hereunder with respect to the definition of “Agreed Foreign Currencies” without the written consent of each Multicurrency Lender and the Administrative Agent, or

(vii)

permit the assignment or transfer by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (y) the consent of Lenders holding not less than two-thirds of the total Revolving Credit Exposures and unused Commitments will be required for any release of any material portion of the Collateral or any Subsidiary Guarantor other than for fair value or as otherwise permitted hereunder or under the other Loan Documents (subject to Section 9.02(c)(ii)).

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver, amendment or modification as provided above; provided, however, for the avoidance of doubt, in no other circumstances shall the concurrence of the Required Lenders of a particular Class be required for any waiver, amendment or modification of any provision of this Agreement or any other Loan Document.

(c)

Amendments to Security Documents.  No Security Document nor any provision thereof may be waived, amended or modified, except to the extent otherwise expressly contemplated by the Guaranty and Security Agreement or FSEP Pledge Agreement, as applicable, and the Liens granted under the Guaranty and Security Agreement or FSEP Pledge Agreement may not be spread to secure any additional obligations (including any increase in Loans hereunder) except to the extent otherwise expressly contemplated by the Guaranty and Security Agreement or FSEP Pledge Agreement, as applicable, or except pursuant to an agreement or agreements in writing entered into by the Borrower or FSEP, as applicable, and by the Collateral Agent with the consent of the Required Lenders; provided that, subject to Section 2.17(b), (i) without the written consent of the holders of not less than two-thirds of the total Revolving Credit Exposures and unused Commitments, no waiver, amendment or modification to the Guaranty and Security Agreement shall (A) release any Obligor representing more than 10% of the Shareholder’s Equity of FSEP from its obligations under the Security Documents, (B) release any guarantor representing more than 10% of the Shareholder’s Equity of FSEP under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no such agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement or FSEP Guaranty, as applicable, from their guarantee obligations thereunder, or (Z) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to the collateral security provided thereby; except that no such consent described in clause (i) or (ii) above shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented, or otherwise in accordance with Section 9.15.

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(d)

Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the consent of “two-thirds of the holders of the total Revolving Credit Exposures and unused Commitments”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

Section 9.03.

Expenses; Indemnity; Damage Waiver.

(a)

Costs and Expenses. The Borrower shall pay (i) all reasonable documented and out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable documented and out-of-pocket fees, charges and disbursements of up to one counsel for the Administrative Agent and the Collateral Agent collectively (other than the allocated costs of internal counsel) and, if necessary, the fees, costs and expenses of one local counsel per jurisdiction, in connection with the syndication of the credit facilities provided for herein, the preparation and administration (other than internal overhead charges) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented and out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable documented and out-of-pocket costs and expenses incurred by the Administrative Agent, Collateral Agent or any Lender, including the reasonable and documented fees, charges and disbursements of one firm of outside counsel for the Administrative Agent, the Collateral Agent and the Lenders collectively, and, if necessary, the reasonable and documented fees, charges and disbursements of one local counsel per jurisdiction, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) all reasonable documented and out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

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(b)

Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable documented and out-of-pocket fees, charges and disbursements of counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee, (2) result from a claim brought against such Indemnitee for a material breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction or (3) result from a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent or an Issuing Bank, in each case in their respective capacities as such, and (y) claims arising out of any act or omission by the Borrower or its Affiliates); provided further that the Borrower’s obligation to reimburse or cause to be reimbursed legal fees of any Indemnitee shall be limited to the reasonable, documented and out-of-pocket fees, costs and expenses of one primary outside counsel for all Indemnitees and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnitees and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction to the affected Indemnitees. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against FSEP, the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of the Borrower under the preceding provisions of this subsection.

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(c)

Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d)

Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)

Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

(f)

No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower or any of its Subsidiaries, its stockholders or its affiliates, on the other. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and FSEP, the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise FSEP, the Borrower or any of its Subsidiaries, their stockholders or their affiliates on other matters) or any other obligation to FSEP, the Borrower or any of its Subsidiaries except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of FSEP, the Borrower or any of its Subsidiaries, their management, stockholders, creditors or any other Person. The Borrower and each of its Subsidiaries each acknowledge and agree that it has consulted its legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each of its Subsidiaries each agree that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to FSEP, the Borrower or any of its Subsidiaries, in connection with such transaction or the process leading thereto.

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Section 9.04.

Successors and Assigns.

(a)

Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender which is not in accordance with this Section shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Assignments by Lenders.

(i)

Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)

the Borrower; provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee (other than a Competitor), and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; and

(B)

the Administrative Agent and (in the case of Multicurrency Commitments or Multicurrency Loans) the Issuing Bank.

(ii)

Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)

except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

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(B)

each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments and Loans and LC Exposure;

(C)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.18(b)); and

(D)

the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)

Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement (a) to a Competitor without the prior written consent of the Borrower shall be void, and (b) to any other Person that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c)

Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and “stated interest” for tax purposes of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Registers shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(d)

Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)

Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.13 (or any other increased costs protection provision), 2.14 or 2.15. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants may be required under paragraph (f) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

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(f)

Participations. Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (iv) no Lender may sell a participation to any Competitor. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18(a) and 2.18(b) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.13 and 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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(g)

Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(f) as though it were a Lender.

(h)

Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)

No Assignments or Participations to the Borrower or Affiliates or Certain Other Persons. Anything in this Section to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Commitment or Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, or (ii) assign any interest in any Commitment or Loan or LC Exposure held by it hereunder to a natural person or to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

(j)

Multicurrency Lenders. Any assignment by a Multicurrency Lender, so long as no Event of Default has occurred and is continuing, must be to a Person that is able to fund and receive payments on account of each outstanding Agreed Foreign Currency at such time without the need to obtain any authorization referred to in clause (c) of the definition of “Agreed Foreign Currency”.

Section 9.05.

Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 9.03, this 9.05, 9.08, 9.11 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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Section 9.06.

Counterparts; Integration; Effectiveness; Electronic Execution.

(a)

Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail (including .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)

Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07.

Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.

Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

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Section 9.09.

Governing Law; Jurisdiction; Etc.

(a)

Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)

Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York or the United States located in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)

Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 9.11.

Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”) and payment in New York City or the country of the Specified Currency (the “Specified Place”) is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. Subject to Section 2.16(a), the payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency in the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

Section 9.12.

Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.

Treatment of Certain Information; Confidentiality.

(a)

Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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(b)

Confidentiality. Each of the Administrative Agent (including in its capacity as the Collateral Agent), the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective eligible assignee of or eligible Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (i) in connection with the Lenders’ right to grant security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section, to any other pledgee or assignee pursuant to Section 9.04(h).

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower, any of its Subsidiaries, any of their respective businesses or any Portfolio Investment (including its Value), other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Effective Date, such information shall be deemed confidential at the time of delivery unless clearly identified therein as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.14.

USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

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Section 9.15.

Termination. Promptly upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents reasonably necessary or appropriate to evidence the termination of this Agreement, the Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

Section 9.16.

No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Administrative Agent, the Issuing Bank or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, the Issuing Bank or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Issuing Bank and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Issuing Bank and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the Issuing Bank and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the Issuing Bank and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Issuing Bank and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Issuing Bank and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Issuing Bank and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BRYN MAWR FUNDING LLC

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature Page to the Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Luke Syme
Name: Luke Syme
Title: Assistant Vice President

[Signature Page to the Credit Agreement]

Schedule 1.01(a)

Dollar Commitments

Lender	Commitment Amount
Total Dollar Commitments	$0

Multicurrency Commitments

Lender	Commitment Amount (in millions)
Barclays Bank PLC	$100,000,000
Total Multicurrency Commitments	$100,000,000